UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Ormat Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 3, 2020

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2020 Annual Meeting of Stockholders of Ormat Technologies, Inc. to be held on June 3, 2020 at 9:30 a.m., Eastern Daylight Time (the “Annual Meeting”). In light of developments regarding the coronavirus (COVID-19) and in consideration of medical and governmental recommendations limiting the number of persons that may gather at public events, we would like to inform you that the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting https://web.lumiagm.com/251938693 and entering the password ormat2020.

The purpose of the Annual Meeting is to:

1.	elect the ten director nominees listed in the accompanying proxy statement;

2.	ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2020;

3.	approve, in a non-binding, advisory vote, the compensation paid to our named executive officers; and

4.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 6, 2020 may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 3, 2020:

•	This Proxy Statement and 2019 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://materials.proxyvote.com/686688.

By order of the Board of Directors,

/s/Isaac Angel Isaac Angel Chief Executive Officer

April 22, 2020

PROXY STATEMENT-TABLE OF CONTENTS

i

ORMAT TECHNOLOGIES, INC.
6140 Plumas St.,
Reno, Nevada 89519

2020 PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on June 3, 2020 at 9:30 a.m., Eastern Daylight Time. In light of developments regarding the coronavirus (COVID-19) and in consideration of medical and governmental recommendations limiting the number of persons that may gather at public events, the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

At the Annual Meeting, our stockholders will:

(i)	vote to elect the ten director nominees listed herein;

(ii)	vote to ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC ISR”) as our independent registered public accounting firm for 2020;

(iii)	vote to approve, in a non-binding, advisory vote, the compensation of our named executive officers (“NEOs”); and

(iv)	transact any other business that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 6, 2020 may vote at the Annual Meeting.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 22, 2020.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Isaac Angel, our Chief Executive Officer, Doron Blachar, our President and Chief Financial Officer, Hezi Kattan, our General Counsel and Chief Compliance Officer and Etty Rosner, our Senior Vice President and Corporate Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Questions and Answers about the Annual Meeting and Voting

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on June 3, 2020, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, go to https://web.lumiagm.com/251938693. In order to gain access, stockholders of record as of April 6, 2020 (the “Record Date”) should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “ormat2020” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you must obtain a legal proxy reflecting the number of shares of common stock of the Company you held as of the record date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 27, 2020.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits.  We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet - You may submit your proxy by going to www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You will need the Notice or proxy card in order to vote by Internet.

•
By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and following the instructions. You will need the Notice or proxy card in order to vote by telephone.

•
By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on June 2, 2020 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 2, 2020.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are three proposals scheduled to be voted on:

•	Proposal 1: elect the ten director nominees listed in this Proxy Statement (the “Nominee Proposal”);

•	Proposal 2: ratify the appointment of PwC ISR as our independent registered public accounting firm for 2020 (the “Ratification Proposal”); and

•	Proposal 3: approve the compensation of our NEOs on an advisory basis (the “Say-on-Pay Proposal”).

Members of our management team and a representative of PwC ISR will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Ormat common stock, par value $0.001 per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 51,035,718 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal and Say-on-Pay Proposal are not considered to be routine matters, so the broker or bank cannot vote your shares on the Nominee Proposal and Say-on-Pay Proposal unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.”

As a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from your broker or bank to use at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card about the same time?

It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Can I change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

•	by signing and delivering another proxy with a later date that is received no later than June 2, 2020;

•	by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on June 2, 2020;

•	by sending a written statement to that effect to the Company’s Corporate Secretary, provided that such statement is received no later than June 2, 2020; or

•	by voting via the Internet at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not,by itself, revoke your proxy.

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Majority of votes cast – "FOR" must exceed "AGAINST" votes	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	None
Proposal 2 – Ratification Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	"FOR" "AGAINST" "ABSTAIN"	"FOR"	Yes	"AGAINST"
Proposal 3 – Say-on-Pay Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	"AGAINST"

(1)	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Who will pay for the cost of tis proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained Morrow Sodali to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement for out-of-pocket expenses.

PROPOSAL 1 – ELECTION OF DIRECTORS

At our Special Meeting of Stockholders on November 6, 2019, our stockholders adopted an amendment to our Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated Bylaws of the Company to declassify the Board from three classes of directors who serve three-year terms, to a single class of directors serving annual terms.  Under our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Fifth Amended and Restated Bylaws (the “Bylaws”) the entire Board will now be elected on an annual basis.

There are currently nine members of the Board.  Todd C. Freeland and Yuichi Nishigori will not be standing for reelection at the expiration of their current terms at the Annual Meeting.  In accordance with the Governance Agreement the Company entered into with ORIX Corporation (“ORIX”) on May 4, 2017 (the “Governance Agreement”), ORIX recommended the appointment to the Board of Albertus Bruggink and Hidetake Takahashi to the Nominating and Corporate Governance Committee for consideration to replace Messrs. Freeland and Nishigori.  On February 24, 2020, Isaac Angel, Chief Executive Officer (“CEO”) of the Company, notified the Company of his decision to retire from his position as CEO of the Company, effective July 1, 2020. The Board determined that it is in the best interest of the Company to nominate Mr. Angel to be a nominee and to expand the size of the Board immediately prior to Mr. Angel’s appointment to the Board if he is elected by our stockholders.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of nominees for a one-year term expiring in 2021: Isaac Angel, Ravit Barniv, Albertus Bruggink, Dan Falk, David Granot, Stan H. Koyanagi, Dafna Sharir, Stanley B. Stern, Hidetake Takahashi and Byron G. Wong. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Isaac Angel, Ravit Barniv, Albertus Bruggink, Dan Falk, David Granot, Stan H. Koyanagi, Dafna Sharir, Stanley B. Stern, Hidetake Takahashi and Byron G. Wong except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2020

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Isaac Angel.  Isaac Angel, 63, began serving as an officer of the Company in April 2014 and has served as our CEO since July 2014. On February 24, 2020, Mr. Angel notified the Company of his decision to retire from his position as CEO of the Company, effective July 1, 2020. Mr. Angel will remain employed at the Company through December 31, 2020 in order to assist with the transition of the new CEO, and, as more fully described below, if elected to the Board, Mr. Angel will also assume the position of Executive Chairman effective July 1, 2020. Mr. Angel served as a director of Retalix Ltd. from 2012 until 2013 and as a director of Frutarom Ltd. from 2008 until 2016. From 2008 to 2009, Mr. Angel served as Executive Chairman of LeadCom Integrated Solutions Ltd. From 2006 to 2008, Mr. Angel served as Executive Vice President, Global Operations of VeriFone after the acquisition of Lipman Electronic Engineering Ltd. (“Lipman”) by VeriFone. From 1979 to 2006, he served in various positions at Lipman, including as its President and CEO.

Our Board and the Nominating and Corporate Governance Committee considered in particular Ms. Angel’s extensive experience with our Company and his management experience and institutional and strategic knowledge about our energy market, industry and our business when evaluating his qualifications to serve as a director on the Board.

Ravit Barniv.  Ravit Barniv, 56, has been a member of our Board since November 2015. Ms. Barniv serves as a board member of Clalit Health Care in Israel since November 2016. Previously, from 2013 to 2015, she has served as the chairperson of the board of directors of Tnuva Group, the largest food group in Israel, and, from 2007 to 2012 as the chairperson of the board of directors of Shikun & Binui Ltd., a leading infrastructure, real estate and renewable energy group in Israel, and from 2001 to 2007 as CEO of Netvision Communications. She earned a BA in Economics and Philosophy and an MBA from Tel-Aviv University and an MA in Governance with a specialization in counterterrorism and an MBA in Healthcare Innovation from IDC Herzliya.

Our Board and the Nominating and Corporate Governance Committee considered in particular Ms. Barniv’s extensive management experience and knowledge in the construction and infrastructure and renewable energy industries when evaluating her qualifications to serve as a director on the Board.

Albertus “Bert” Bruggink. Bert Bruggink, 56, is currently an independent consultant based in the Netherlands and he is a corporate advisor to ORIX. In 2016, Mr. Bruggink stepped down as the Chief Financial Officer of Rabobank after the maximum term of twelve years. He worked for 30 years at Rabobank in different roles in finance, risk management and treasury/capital markets, both domestically and internationally. During his career he served on a number of boards of directors, predominantly in the Netherlands, and has served as the chairman of the audit committees of such boards on a number of occasions. Mr. Bruggink received an MSc in Industrial Engineering from University of Twente in 1986 and a PhD in Financial Engineering from University of Twente in 1989. He is currently a part time professor in Financial Engineering and Risk Management at University of Twente.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Bruggink’s extensive knowledge and experience in the financial markets, risk management and global accounting practices when evaluating his qualifications to serve as a director on the Board.

Dan Falk. Dan Falk, 75, has been a member of our Board since November 2004. From 2001 to 2004, Mr. Falk was a business consultant to several public and private companies. From 1999 to 2000, Mr. Falk was Chief Operating Officer and Chief Executive Officer of Sapiens International N.V. From 1995 to 1999, Mr. Falk was an Executive Vice President of Orbotech Ltd. From 1985 to 1995, Mr. Falk was Vice President of Finance and Chief Financial Officer at Orbot Systems Ltd. and Orbotech Ltd. Mr. Falk also serves as a member of the board of directors of Nice Systems Ltd., a NASDAQ-listed company. During the past five years, Mr. Falk served as a member of the board of directors of the following public companies, for which he no longer serves as a director: Attunity Ltd, Orbotech Ltd., Advanced Vision Technology (AVT) Ltd. and Orad Hi Tech Systems Ltd. Mr. Falk received a BA in Economics and Political Science from Hebrew University in 1968 and an MBA from Hebrew University in 1972.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Falk’s financial reporting expertise and the breadth of his financial and business knowledge when evaluating his qualifications to serve as a director on the Board.

David Granot.  David Granot, 73, has been a member of our Board since May 2012. Mr. Granot has served as the Temporary Acting Chairman of Bezeq Israeli Telecommunication Co. Ltd. since July 2017 to May 2018 and as a board member there since. From 2001 through 2007, Mr. Granot served as the Chief Executive Officer of the First International Bank of Israel Ltd. He also serves on the board of directors of non-United States public companies Sonol Ltd., Tempo Beverages Ltd. and Protalix Ltd. Mr. Granot serves also as the Chairman of MALRAN Ltd. and of the investments committee of the Tel Aviv University. During the past five years, Mr. Granot served as a member of the board of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Alrov (Israel) Ltd, Geregu Power Plc, Harel Insurance, Investment and Finance Ltd. (Chairman of the investments committee of the Nostro), Calcalit Jerusalem Ltd. He earned a BA in Economics and an MBA from the Hebrew University in Jerusalem.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Granot’s extensive management, banking and financial experience, and his overall business knowledge when evaluating his qualifications to serve as a director on the Board.

Stan H. Koyanagi.  Stan H. Koyanagi, 59, has been a member of our Board since July 2017. Mr. Koyanagi presently serves as the Member of the Board of Directors and Managing Executive Officer and Global General Counsel of ORIX.  He has served on the board of directors of ORIX since June 2017. Previously, Mr. Koyanagi served in senior legal positions at ORIX USA Corporation, the US holding company of ORIX, and KB HOME, a NYSE-listed homebuilder. Mr. Koyanagi started his legal career in private practice in 1985 and became a partner at the international law firm of Graham & James LLP (now Squire Patton Boggs LLP) in 1993, representing public and private companies for over 30 years, advising on corporate transactional, regulatory, compliance and governance matters. Mr. Koyanagi received a BS from the University of Southern California and a JD from Stanford University.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Koyanagi’s extensive experience in domestic and international legal affairs when evaluating his qualifications to serve as a director on the Board.

Dafna Sharir.  Dafna Sharir, 51, has been a member of our Board since May 2018. Ms. Sharir has served on the board of directors of Frutarom Industries Inc. from 2013 to 2018 and the board of directors of Gilat Satellite Networks since 2016. From 2012 to 2015, she served on the board of directors of Ormat Industries Inc., which was merged into Ormat Systems Ltd. in February 2015. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring and negotiation, to public and private companies around the world. From 2002 to 2005, she served as Senior Vice President – Investments of AMPAL, a US public company and was responsible for all of AMPAL’s acquisitions and dispositions. From 1999 to 2002, she served as Business Development – Director of Mergers and Acquisitions at AMDOCS and was responsible for international acquisitions and equity investments. Ms. Sharir earned an LL.B from Tel Aviv University School of Law and a BA in Economics from Tel Aviv University School of Economics, as well as an LLM from New York University School of Law and an MBA from INSEAD.

Our Board and the Nominating and Corporate Governance Committee considered in particular Ms. Sharir’s extensive domestic and international financial and legal experience specifically in mergers and acquisitions when evaluating her qualifications to serve as a director on the Board.

Stanley B. Stern. Stanley B. Stern, 62, has been a member of our Board since November 2015. Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily to companies in technology-related industries. From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern has served as chairman of the board of directors of Audiocodes, Inc. since 2012, and has served as a member of the board of directors of Ekso Bionics Holdings, Inc. since 2015 and Foamix, Ltd. since 2014. In the past, Mr. Stern served from 2015 to 2018 as the chairman of the board of directors of SodaStream International Ltd. and as a member of the board of directors of the following public and private companies, for which he no longer serves as a director: Given Imaging, Fundtech Inc., Tucows, Inc. (Chairman) and Odimo, Inc. He earned a BA in Economics and Accounting from City University of New York, Queens College, and an MBA from Harvard University.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Stern’s extensive management, banking and financial experience across a broad spectrum of industries when evaluating his qualifications to serve as a director on the Board.

Hidetake Takahashi. Hidetake Takahashi, 49, currently serves as an Executive Officer and Head of Energy and Eco-Services Business Headquarters at ORIX, where he has been leading ORIX’s global renewable energy initiative since 2011 and is leading global energy and eco-services business. Mr. Takahashi joined ORIX in 1993 and has held a variety of investment, management and business operations positions for the firm in multiple industry sectors, including energy, private equity, real estate, and corporate finance. He currently serves as a member of the board of directors of private companies invested by ORIX including Bitexco Power Corporation, a leading renewable energy company in Vietnam, and he previously served as a member of the board of directors of Ubiteq Inc. (a technology services company listed on the Tokyo Stock Exchange) and as an Executive Officer of Daikyo Incorporated (a real estate company listed on the Tokyo Stock Exchange prior to its acquisition by ORIX).  He received a Bachelor of Economics degree from Keio University (Japan) in 1993.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Takahashi’s extensive experience and knowledge related to the renewable energy sector when evaluating his qualifications to serve as a director on the Board.

Byron G. Wong.  Byron G. Wong, 68, has been a member of our Board since July 2017. Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation (“Chevron”) at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, from 2001 to 2012, Mr. Wong was Senior Vice President - Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in the region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Prior to the merger with Chevron in 2001, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, from 1995 to 1999 Mr. Wong was based in London with Texaco Europe, first as the Director of New Business Development (Downstream) for Central/Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region; then second, from 1998 to early 1999 as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions. Mr. Wong received both his BA in Economics and his MBA in Finance from the University of California at Los Angeles.

Our Board and the Nominating and Corporate Governance Committee considered in particular Mr. Wong’s extensive experience and proficiency in understanding, developing and managing energy and power projects globally when evaluating his qualifications to serve as a director on the Board.

Directors are elected by a majority of all votes cast for the election of each director at the Annual Meeting, except for contested elections in which there are a greater number of candidates than there are seats to be filled, in which case a plurality voting standard will apply.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business and affairs through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. On May 4, 2017, the Company entered into a governance agreement (the “Governance Agreement”) with ORIX in connection with an agreement between ORIX, certain former stockholders of the Company, Isaac Angel, the Company’s CEO, and Doron Blachar, the Company’s President and Chief Financial Officer (the “CFO”), pursuant to which ORIX agreed to purchase approximately 22.1% of our Common Stock (the “ORIX Transaction”) for approximately $627 million. The Governance Agreement described below under “Transactions with Related Persons”, which became effective on July 26, 2017 upon the closing of the ORIX Transaction, provides ORIX the right, for as long as ORIX and its affiliates collectively hold at least 18% of the voting power of all of the Company’s outstanding voting securities, to nominate three directors to our Board and jointly propose and nominate with the Company a director who is independent in accordance with the NYSE listing standards and SEC rules and regulations and who does not have, and within the three years prior to his or her becoming a director nominee of the Company has not had, any material relationship with ORIX or its affiliates (the “Independent ORIX Director”). If ORIX and its affiliates collectively hold less than 18% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 13% of the voting power of all of the Company’s outstanding voting securities, ORIX has the right to nominate two directors to our Board and jointly propose and nominate with the Company the Independent ORIX Director.  If ORIX and its affiliates collectively hold less than 13% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 5% of the voting power of all of the Company’s outstanding voting securities, ORIX has the right to nominate one director to our Board, but will no longer have the right to jointly propose and nominate with the Company the Independent ORIX Director. If ORIX holds less than 5% of the voting power of all of the Company’s outstanding voting securities, ORIX does not have the right to nominate any directors to our Board. Currently, ORIX has proposed the nomination of three directors (Messrs. Bruggink, Koyanagi and Takahashi) and has jointly proposed an Independent ORIX Director (Mr. Wong).

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitates the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020.  Pursuant to the Amendment, the Company is also required to take all such steps as are necessary to ensure that only nine or fewer individuals are nominated as director nominees for approval by stockholders at the annual meeting that will occur in 2021.

See “Transactions with Related Persons” below for further information concerning the ORIX Transaction and the Amendment.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.ormat.com), the Board will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of the current directors and director nominees of the Company other than Mr. Angel are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also determined that each of Messrs. Falk, Granot, Stern and Wong is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Structure

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time.  The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. Our Bylaws provide for the position of Lead Independent Director whenever our Chairman of the Board is also the CEO. Currently, the CEO position is separate from the Chairman of the Board position. We believe that the separation of the Chairman and CEO positions is appropriate corporate governance for us at this time. Accordingly, Mr. Freeland serves as Chairman, while Mr. Angel serves as our CEO and does not serve on our Board. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Chairman’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.

On February 24, 2020, Mr. Angel notified the Company of his decision to retire from his position as CEO of the Company, effective July 1, 2020, and that he will remain employed at the Company through December 31, 2020 to assist with the transition to the new CEO. Mr. Freeland will also not be standing for reelection at the expiration of his current term at the Annual Meeting. If Mr. Angel is elected to the Board at this Annual Meeting, on July 1, 2020, Mr. Angel will be appointed to serve as Chairman of the Board.  In addition, in light of the coronavirus (COVID-19) outbreak and as long as the outbreak is evolving, Mr. Angel will assume the additional role of Executive Chairman. When Mr. Angel ceases to serve as Executive Chairman, he will continue to serve as Chairman of the Board.  The Executive Chairman's duties and responsibilities during this period shall include (i) active engagement in strategic decisions of the Company and participating in the development of the Company's long-term strategic plan, (ii) overseeing and inspiring leadership and management, in light of the challenges and developments regarding the current COVID-19 outbreak, and (iii) such other responsibilities as assigned by the Board from time to time.  Following the commencement of Mr. Angel’s service as Executive Chairman, the Board of Directors will appoint a Lead Independent Director from its ranks whose responsibilities will be as set out in Section 3.17 of the Company’s Bylaws.  In the period between the expiration of Mr. Freeland’s term on the Board and July 1, 2020, the directors will appoint an interim Chairman to lead the Board during that time.

Executive Sessions

There are currently no employee members of the Board.  The Board regularly meets in executive session with no members of management present.  Executive sessions are chaired by the Chairman of the Board.  Each of the committees of the Board also meets regularly in executive session.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Committee
Ravit Barniv*		X, Chair	X	X
Dan Falk*	X, Chair	X	X
Todd C. Freeland*		X(1)	X, Chair(1)
David Granot*	X	X	X	X, Chair
Stan H. Koyanagi*
Yuichi Nishigori*				X(2)
Dafna Sharir*
Stanley B. Stern*	X
Byron G. Wong*	X

(1)	Appointed to serve on the Compensation Committee and Nominating and Corporate Governance Committee in accordance with the terms of the Governance Agreement.

(2)	Appointed to serve on the Investment Committee in accordance with the terms of the Governance Agreement.

*      Independent director

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During 2019, the Board met in person or by telephone 10 times. During 2019, (i) the Audit Committee met in person or by telephone seven times, (ii) the Nominating and Corporate Governance Committee met in person or by telephone five times, (iii) the Compensation Committee met in person or by telephone six times and (iv) the Investment Committee met in person or by telephone two times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). All of the directors serving at the time of last year’s annual meeting attended last year’s annual meeting of stockholders.

 Pursuant to the Governance Agreement, (i) the Compensation Committee, Nominating and Corporate Governance Committee and all other Board Committees must consist of two directors designated by the members of our Board that were not designated by ORIX and one director designated by ORIX and (ii) the Audit Committee must consist of two directors designated by the members of our Board that were not designated by ORIX and the Independent ORIX Director.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Mr. Falk qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting. In addition, the Audit Committee oversees the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things.

The charter of the Audit Committee is available on the Company’s website at www.ormat.com.

Compensation Committee.  All members of the Compensation Committee are “independent” in accordance with our Corporate Governance Guidelines, the NYSE listing standards and SEC rules applicable to boards of director in general and compensation committees in particular. In addition, at least two members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review and approval of corporate goals and objectives relevant to the compensation of our CEO and other executive officers, (ii) evaluation, as a committee or together with the other independent directors (as directed by the Board), of the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements, (iii) approval and recommendation to our Board for approval of the compensation of our CEO and other executive officers based on this evaluation and (iv) periodic review and approval of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, any employment agreements and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee’s duties and responsibilities also include:

•	making recommendations to our Board as to changes in Ormat’s general compensation philosophy;

•
making recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity-based plans, revenue sharing plans or other compensation plans maintained by the Company;

•	making recommendations to our Board as to the appropriate compensation for Board members; and

•	monitoring Ormat’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation.

The charter of the Compensation Committee is available on the Company’s website at www.ormat.com.

Nominating and Corporate Governance Committee.  All members of the Nominating and Corporate Governance Committee are “independent” in accordance with our Corporate Governance Guidelines, the NYSE listing standards and SEC rules applicable to board of directors in general.

The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders, developing and recommending to our Board corporate governance guidelines and monitoring compliance with such guidelines and reviewing the adequacy of our certificate of incorporation and bylaws .

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable SEC rules and regulations and the NYSE listing standards, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

As mentioned above, the Nominating and Corporate Governance Committee and the Board include “gender, ethnic and racial background” as one of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Corporate Governance Committee carefully consider is the importance to the Company of diversity in board composition. Moreover, when considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board's effectiveness and, as required by the Governance Guidelines, result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

In the case of each of Messrs. Bruggink and Takahashi, the Board, upon the recommendation ORIX, approved them as director nominees pursuant to the Governance Agreement described below under “Transactions with Related Persons.”

In the case of Mr. Angel, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his management experience and institutional and strategic knowledge about our industry and our business.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, 6140 Plumas St., Reno, Nevada 89519. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2021 Annual Meeting of Stockholders.”

The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.ormat.com.

Investment Committee. All members of the Investment Committee are “independent” in accordance with our Corporate Governance Guidelines, the NYSE listing standards and SEC rules applicable to board of directors in general.

The Investment Committee assists our Board in evaluating and determining the hedging transactions that we may enter into to hedge our exposure to certain risks and currencies and makes recommendations and determinations as to the investment of our cash and cash-equivalents, all in accordance with the investment policy adopted by our Board (the “Investment Policy”).

The Investment Policy outlines general guidelines for investment by the Company, including the type and amount of investment, the desired time period for the investment, and the authority to and procedures for making the investment, and meets on an as-needed basis as instructed by our Board. The Investment Committee does not operate pursuant to a charter and instead acts in accordance with the Investment Policy and other instructions and guidelines outlined by our Board.

Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. In 2019, the Board and committee evaluation was led by the Company’s outside counsel who is specialized in corporate governance matters. These evaluations are conducted in one-on-one confidential interviews. All responses from directors are kept confidential and anonymous. These evaluations cover a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Governance Guidelines and committee charters. The evaluations address the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Each committee reviews, among other topics, how the committee has satisfied the responsibilities contained in its charter in the past year as well as the organization of the committee, the committee meeting process and the committee’s oversight. Following the interviews with each director, outside counsel prepares a report that aggregates and summarizes for the Board and its committees the findings based on the interviews. The Board and its committees then discuss the finding and consider what, if any, actions should be implemented to enhance future performance.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company.  Mr. Freeland, who was appointed to our Board and to serve on the Compensation Committee in accordance with the Governance Agreement, is an affiliate of ORIX.  We are parties to certain transactions with ORIX described in “Transactions with Related Persons” section of this Proxy Statement.

During 2019, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on our website at www.ormat.com. You may also request a printed copy of our Code of Business Conduct and Ethics and Corporate Governance Guidelines free of charge, by writing to the Company at the address appearing in this Proxy Statement or by calling us at (775) 356-9029.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with a member or members of our Board, including the chairman of the Board, chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to the Corporate Secretary, Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519. Such communications received from stockholders may be done confidentially or anonymously.

Board’s Role in Risk Oversight

As part of our Board’s quarterly meetings, our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans. These risks include financial, industrial, technological (including cybersecurity exposures and the steps management has taken or plans to take with respect to these exposures), competitive and operational risks and exposures, both from a global perspective and on a power plant-by-power plant basis. Our Board receives updates from management on the primary cyber security risks facing the Company and the measures the Company is taking to mitigate such risks.

Our Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. Our CEO presents a report to the Board at each quarterly meeting outlining, among other things, operational risks faced by the Company. Similarly, our CFO presents a report to the Board at each quarterly meeting outlining the financial risks faced by the Company. In addition to the full Board, the Audit Committee and Investment Committee play an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its Committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC ISR”), to serve as our independent registered public accounting firm for 2020.

On September 17, 2018, PricewaterhouseCoopers LLP (“PwC US LLP”) informed the Audit Committee that it no longer meets the Public Company Accounting Oversight Board’s (the “PCAOB”) standards to serve as principal auditor. The Audit Committee accepted the resignation of PwC US LLP as the Company’s independent registered public accounting firm, effective as of September 17, 2018.

The Audit Committee appointed PwC ISR, on September 17, 2018, commencing with the review of the Company’s financial statements included on the Form 10-Q for the fiscal quarter ended September 30, 2018, and directed that the appointment of such independent public accounting firm be submitted for ratification by our stockholders at the 2019 Annual Meeting. The appointment of PwC ISR was ratified at the 2019 Annual Meeting.  PwC US LLP and PwC ISR are both member firms of the same network, but they are separate legal entities and are registered separately with the PCAOB. Our determination to retain PwC ISR and accept the resignation of PwC US LLP as our independent registered public accounting firm was previously reported on a Current Report on Form 8-K filed by us on September 21, 2018.

PwC US LLP was our independent registered public accounting firm from 1998 through September 17, 2018. During this time, PwC US LLP and its affiliated entities performed accounting and auditing services for us. PwC US LLP’s audit reports on the consolidated financial statements for the fiscal years ended December 31, 2016 and 2017 of the Company did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2016 and 2017 and through September 17, 2018, there were (i) no disagreements between the Company and PwC US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC US LLP’s satisfaction, would have caused PwC US LLP to make reference to the matters in their reports on the Company’s consolidated financial statements for such years, and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness identified in the design of the Company’s internal control over financial reporting related to the Company’s accounting for income taxes, which affected the recording of income tax accounts by the Company in its interim and annual consolidated financial statements during 2017, including audit adjustments to the income tax accounts. On September 21, 2018, we provided PwC US LLP with a copy of the Form 8-K relating to the change in independent registered public accounting firm and requested that they provide us with a letter addressed to the SEC stating whether or not they agree with the above disclosures. A copy of PwC US LLP’s letter stating that they agreed with such disclosures was attached as Exhibit 16.1 to our Form 8-K filed on September 21, 2018 relating to the change in registered public accounting firms.

PwC ISR participated in a significant portion of the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2017. During the Company’s fiscal years ended December 31, 2016 and 2017 and through September 17, 2018, other than in the normal course of the audit, neither the Company nor anyone on its behalf has consulted with PwC ISR regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided by PwC ISR that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We have been advised by PwC ISR that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that a representative from PwC ISR will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder approval is not required to appoint PwC ISR as the independent registered public accounting firm for 2020. Our Board believes, however, that submitting the appointment of PwC ISR to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of PwC ISR as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote.

Audit and Non-Audit Fees

The following tables set forth the aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by PwC member firms:

	2019 ($)	2018 ($)
Audit Fees(1)	4,904,430	5,739,773
Audit-Related Fees(2)	107,960	85,000
Tax Fees(3)	1,757,328	1,478,339
All Other Fees(4)	3,870	3,870
Total:	6,773,588	7,306,982

(1)
Audit Fees represent the aggregate fees billed for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the financial statements included in the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.  Audit fees for the year ended 2019 decreased compared to 2018 mainly due to fees related to the restatement of second, third and fourth quarter financial statements and its full-year 2017 financial statements in 2018.

(2)
Audit-Related Fees represent the aggregate fees billed for services related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above, due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards.

(3)	Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.

(4)	All Other Fees represent annual software license fees.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm in 2019 and 2018 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by PwC member firms was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for pre-approval of audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, except as would be considered de minimis under the Exchange Act. A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards.  The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S.”). In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019 and the report from PwC ISR, on the effectiveness of internal control over financial reporting as of December 31, 2019.

 As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, management, under the supervision and participation of the Chief Executive Officer and the Chief Financial Officer, has conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019 using criteria established in Internal Control — Integrated Framework (2013) issued by the COSO and, based on this evaluation, concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2019 as a result of a material weakness in its internal control over financial reporting that existed at December 31, 2017 and had not been remediated by the end of the period covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the change in the Company’s repatriation strategy and the related release of the U.S. income tax valuation allowance in the second quarter of 2017, the Company did not perform an effective risk assessment related to its internal controls over the accounting for income taxes. As a result, the Company identified a deficiency in the design of its internal control over financial reporting related to its accounting for income taxes, which resulted in the restatements of the Company’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2017, the three and nine months ended September 30, 2017, and the restatement of the Company’s consolidated financial statements for the year ended December 31, 2017. Management has concluded that this deficiency constitutes a material weakness in the Company’s internal control over financial reporting. Based upon the Audit Committee’s review and discussions with management, and PwC ISR, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 and the report of the independent registered public accounting firm in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2019 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the PCAOB, including matters concerning the independence of the independent registered public accounting firm. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax services to the Company is consistent with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10‑K for the year ended December 31, 2019, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Dan Falk, Chair David Granot Stanley B. Stern Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers, other than Mr. Angel who is presented under “Proposal 1 – Election of Directors” above:

Name	Age	Position

Isaac Angel	63	Chief Executive Officer
Doron Blachar	53	President and Chief Financial Officer
Zvi Krieger	64	Executive Vice President—Electricity Segment
Shlomi Argas	55	Executive Vice President—Operations and Products
Hezi Kattan	45	General Counsel & Chief Compliance Officer
Ofer Benyosef	56	Executive Vice President—Business Development, Sales and Marketing

Doron Blachar.  Doron Blachar has served as our CFO since April 2013 and as President since November 2019. On February 25, 2020, Mr. Blachar was appointed to serve as the Company’s CEO, effective July 1, 2020. Mr. Blachar will remain the President and CFO of the Company until May 10, 2020, at which point he will act as the Company’s President until assuming the role of CEO. From 2011 to 2013, Mr. Blachar served as a member of the board of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Zvi Krieger.  Zvi Krieger has served as our Executive Vice President—Electricity Segment since July 2014. Mr. Krieger served as our Executive Vice President of Geothermal Resource from 2009 to 2014, as our Senior Vice President of Geothermal Engineering from 2007 to 2009 and as our Vice President of Geothermal Engineering from 2004 to 2007. From 2001 to 2004, Mr. Krieger served as Vice President of Geothermal Engineering at Ormat Industries Ltd. Mr. Krieger has served in a number of roles for Ormat Industries Ltd. with increasing responsibility since 1981, including as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering. Mr. Krieger earned a BS in Mechanical Engineering from the Technion—Israel Institute of Technology in 1980.

Shlomi Argas.  Shlomi Argas has served as our Executive Vice President—Operations and Products since January 2018. From 2014 to 2017, Mr. Argas served as our Executive Vice President—Projects and was responsible for management of Geodrill, our drilling company. From 2009 until 2014, Mr. Argas served as our Vice President responsible for management of geothermal projects and Recovered Energy Generation (“REG”) projects. From 2006 to 2009, Mr. Argas served as Manager of the REG Projects Department, responsible for the design and installation of REG power plants. From 1994 to 2006, Mr. Argas served in our Product Engineering Department as a Product Engineer. Mr. Argas earned a BS in Mechanical Engineering from Ben-Gurion University in 1992 and a Certificate from the Technology Institute of Management, Executive Management Program.

Hezi Kattan.  Hezi Kattan has served as our General Counsel and Chief Compliance Officer since February 2018. From 2006 to 2017, Mr. Kattan was the Chief Legal Officer of Shikun & Binui Ltd. From 2001 to 2006, Mr. Kattan served as a lawyer in several law firms in Israel. Mr. Kattan earned an LLB from Tel Aviv University and a joint Executive MBA from the Tel Aviv University and the Kellogg School of Management at Northwestern University.

Ofer Benyosef. Ofer Benyosef has served as our Executive Vice President - Business Development, Sales and Marketing since April 19, 2020. From 2008 to 2019, Mr. Benyosef served as a Division President at Amdocs Ltd. From 2000 to 2008, Mr. Benyosef served at other operational roles at Amdocs Ltd. From 1996 to 2000, Mr. Benyosef served as IT manager at AIG Israel. He earned a BA in Earth Science from Bar Ilan University, a BA in Software Development from Tel Aviv University and an MBA from Bar Ilan University.

Assaf Ginzburg. Effective May 10, 2020, Mr. Ginzburg will serve as our Chief Financial Officer at which point Mr. Blachar will serve as President of the Company until assuming his role as Chief Executive Officer on July 1, 2020. Mr. Ginzburg currently serves as Executive Vice President and Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) and Delek Logistics Partners, LP (NYSE: DKL), and has over 15 years of experience in the energy industry.  Mr. Ginzburg earned a BA in Economics and Accounting from Tel Aviv University, and he has been a member of the Israeli Institute of Certified Public Accountants since 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 6, 2020 for:

●   each person known to us to own beneficially 5% or more of our outstanding Common Stock;

●   each of our directors or director nominees;

●   each of our named executive officers; and

●   all of our directors and executive officers as a group.

As of April 6, 2020, there were 51,035,718 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them:

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

BENEFICIAL OWNERS OF MORE THAN 5%	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF COMMON STOCK OUTSTANDING
ORIX CORPORATION	10,988,577	(1)	22.1%
THE VANGUARD GROUP	3,979,538	(2)	7.8%
BLACKROCK, INC.	3,552,476	(3)	7.0%
CLAL INSURANCE ENTERPRISES HOLDINGS LTD.	3,166,973	(4)	6.2%
MIGDAL INSURANCE & FINANCIAL HOLDINGS LTD	2,801,224	(5)	5.5%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
RAVIT BARNIV††	4,649	(6)	*
ALBERTUS BRUGGINK	−		−
DAN FALK††	4,649	(7)	*
STANLEY B. STERN††	21,333	(8)	*
DAVID GRANOT††	3,890	(9)	*
TODD C. FREELAND††	14,113	(10)	*
STAN H. KOYANAGI††	9,121	(11)	*
YUICHI NISHIGORI††	9,121	(12)	*
DAFNA SHARIR††	3,736	(13)	*
HIDETAKE TAKAHASHI	−		−
BYRON G. WONG††	9,486	(14)	*
ISAAC ANGEL†	247,184	(15)	*
DORON BLACHAR†	81,462	(16)	*
HEZI KATTAN	−		−
ZVI KRIEGER†	−		−
SHLOMI ARGAS†	−		−
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (15 PERSONS)	408,744	(17)	*
__________

†        c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

††      c/o Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519

*        Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Based on Schedule 13D filed with the SEC on August 3, 2017 by ORIX. ORIX’s address is Hamamatsucho Building, 1-1-1 Shibaura, Minato-ku, Tokyo 105-0023, Japan.

(2)
Based on Schedule 13G/A (Amendment No. 4) filed with the SEC on February 11, 2020 by The Vanguard Group (“Vanguard”). Includes, as of December 31, 2019, 3,979,538 shares beneficially owned, consisting of 56,396 shares as to which Vanguard has sole voting power, 11,293 as to which Vanguard has shared voting power, 3,916,628 shares as to which Vanguard has sole dispositive power and 62,910 shares as to which Vanguard has shared dispositive power. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on Schedule 13G/A (Amendment No. 1) filed with the SEC on February 8, 2020 by BlackRock Inc. (“Blackrock”). Includes, as of December 31, 2019, 3,467,722 shares beneficially owned, consisting of 3,552,476 shares as to which BlackRock has sole power to vote or to direct the vote. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(4)
Based on Schedule 13G/A (Amendment No. 2) filed with the SEC on February 10, 2020 by Clal Insurance Enterprises Holdings Ltd. (“Clal”). Includes, as of December 31, 2019, (i) 3,075,385 shares held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions and (ii) 91,588 shares beneficially held for Clal’s account. Clal’s address is 36 Raul Walenberg St., Tel Aviv 66180, Israel.

(5)
Based on Schedule 13G filed with the SEC on February 6, 2020 by Migdal Insurance & Financial Holdings Ltd (“Migdal”). Includes, as of December 31, 2019, (i) 2,764,472 Ordinary Shares held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by direct and indirect subsidiaries of Reporting Person, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 143,162 Ordinary Shares held by companies for the management of funds for joint investments in trusteeship, each of which operates under independent management and makes independent voting and investment decisions, and (iii) 36,752 beneficially held for their own account (Nostro account). Migdal’s address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.

(6)	Includes 2,982 shares of Common Stock underlying stock appreciation rights (“SARs”).

(7)	Includes 2,982 shares of Common Stock underlying SARs.

(8)	Includes 15,000 shares of Common Stock underlying options and 2,982 shares of Common Stock underlying SARs.

(9)	Includes 2,982 shares of Common Stock underlying SARs.

(10)	Includes 7,500 shares of Common Stock underlying options and 3,112 shares of Common Stock underlying SARs.

(11)	Includes 7,500 shares of Common Stock underlying options and 1,621 shares of Common Stock underlying SARs.

(12)	Includes 7,500 shares of Common Stock underlying options and 1,621 shares of Common Stock underlying SARs.

(13)	Includes 2,393 shares of Common Stock underlying SARs.

(14)	Includes 7,500 shares of Common Stock underlying options and 1,621 shares of Common Stock underlying SARs.

(15)	Includes 229,754 shares of Common Stock underlying SARs.

(16)	Includes 76,626 shares of Common Stock underlying SARs.

(17)	Includes 45,000 shares of Common Stock underlying options and 328,676 shares of Common Stock underlying SARs.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2017 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation is expected to be held at the Company’s 2021 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or the Compensation Committee. However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies. Our Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers. In 2019, we undertook an extensive outreach initiative to our stockholder base to better understand stockholder concerns about our pay practices.  For more information about our stockholder outreach efforts, specifically related to executive compensation and the related changes made to such compensation program, see “Compensation Discussion and Analysis—Review of Executive Compensation Program in Light of Last Year’s Say-on-Pay Results.”

In consideration of this vote, we encourage you to review our proxy materials, including, but not limited to:

•
the information set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers; and

•	the tables, narrative disclosures and other information set forth in the “Executive Compensation” section of this Proxy Statement, which describes how we have compensated our named executive officers.

We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders. Our executive officers receive equity awards that are linked to appreciation in the price of our Common Stock as well as an annual bonus based on a number of factors, including specific results of our performance, such as revenue growth, profitability and the attainment of specific strategic business goals. This performance-based compensation represents a significant portion of our executive officers' overall compensation.

Accordingly, we recommend that our stockholders vote upon the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, compensation tables and related narrative discussion, is hereby APPROVED.”

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IN A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the 2019 compensation of our NEOs. In addition, the following includes a summary of changes to our compensation program which are designed to respond to stockholder feedback and to strengthen the performance orientation of our compensation programs. For 2019, our named executive officers were:

Isaac Angel Doron Blachar Zvi Krieger Shlomi Argas Hezi Kattan	Chief Executive Officer President and Chief Financial Officer Executive Vice President—Electricity Segment Executive Vice President—Operations and Products General Counsel and Chief Compliance Officer

Leadership Changes

On February 24, 2020, Mr. Angel, CEO of the Company, notified the Company of his decision to retire from his position as CEO, effective July 1, 2020. Mr. Angel will remain employed at the Company through December 31, 2020 in order to assist with the transition to the new CEO. The Board nominated Mr. Angel to the Board at this Annual Meeting and Mr. Angel will not be entitled to compensation for his service as a Board member until the termination of his employment with the Company.  Mr. Angel’s service as a member of the Board following December 31, 2020 will be deemed to satisfy the service vesting requirements under his outstanding equity awards. Mr. Angel will not be eligible to receive equity awards for his service as a member of the Board until his outstanding equity awards are fully vested. For a description of the Board structure if Mr. Angel is appointed to the Board at this Annual Meeting, see “The Board of Directors and Certain Governance Matters—Board Structure” above.

On February 25, 2020, Doron Blachar, President and CFO of the Company, was appointed to serve as the Company’s CEO, effective July 1, 2020. Mr. Blachar will remain the President and CFO of the Company until May 10, 2020, at which point he will act as the Company’s President until assuming the role of CEO on July 1, 2020.  On February 25, 2020, Assaf Ginzburg, who has served as Chief Financial Officer of Delek US Holdings, Inc. since March 2019, was appointed to serve as the Company’s CFO, effective May 10, 2020.

Review of Executive Compensation in Light of Last Year’s “Say-on-Pay” Results

We believe that our executive compensation program, including our short-term and long-term incentive compensation arrangements, supports our objectives in hiring, motivating and retaining key talent. In the first half of 2020, we made certain changes to our executive compensation program and disclosures, including various compensation risk mitigation efforts and key reforms to our long-term equity incentive awards, which are reflected in grants to be made in 2020. We also took certain important governance steps in our endeavor to enhance investor value and further align management and stockholder interests, including the declassification of our Board. These reforms stemmed from extensive stockholder input, including discussions during investor outreach, the results of our May 2018 “say-on-pay” vote relating to the 2017 compensation of our named executive officers and the results of our May 2019 “say-on-pay” vote relating to the 2018 compensation of our named executive officers, as well as consultation with our external advisers. The table below summarizes our process for designing and reforming our executive compensation program, followed by a more detailed description.

OUR RESPONSE TO LAST YEAR’S “SAY-ON-PAY” VOTE

Design Process		Activities Completed
1. Engage with stockholders	➢	Reviewed feedback from 2018/2019 stockholder engagement cycle and 2018 and 2019 “say-on-pay” results, as well as proxy advisory firms’ reports.
	➢	Solicited further stockholder feedback to understand 2018 and 2019 “say-on-pay” results, as well as to discuss governance issues raised by stockholders.
2. Declassify Board	➢	Took Board action to declassify Board, subject to stockholder approval.
	➢	Held special meeting of stockholders in November 2019 to effect Board declassification immediately.
3. Design and confirm reforms to executive compensation program and disclosures	➢	After our 2019 annual stockholders’ meeting, discussed in detail engagement and design alternatives with the Compensation Committee and external compensation advisors.
	➢	Developed design changes based upon past stockholder feedback.
	➢	Analyzed U.S. and Israeli benchmarks regarding best practices in executive compensation.
	➢	Discussed proposed changes to executive compensation program and disclosures with stockholders in follow-up outreach efforts throughout late 2019 and early 2020.
4. Finalize reforms to executive compensation	➢ ➢	Collaborated with compensation consultant and other external advisers to create enhanced disclosures for this proxy statement. Engaged with proxy advisory firms for additional input.
program and disclosures
	➢	Finalized certain changes to compensation risk mitigation measures and design reforms to long-term equity incentive awards, which applied beginning with 2020 grants.

1: Engage with Stockholders

At our annual stockholders’ meeting in May 2019, a substantial percentage of stockholders representing 33.0% of voting power voted against our non-binding, advisory “say-on-pay” proposal relating to the compensation of our named executive officers for 2018. The “say-on-pay” vote for our prior year also received a high percentage of votes against the proposal, with 37.3% of stockholders of voting power voting against it. These results represented a break from our historically high average “say-on-pay” results of greater than 90% support during the years between 2011 and 2017 when we were required to hold such a vote.

Our Compensation Committee, Board and management value the perspectives of our stockholders, and work to provide them with continuous and meaningful engagement. In response to both the 2018 and 2019 “say-on-pay” votes, we conducted extensive stockholder outreach to ensure responsiveness to stockholders in 2019 and 2020.

Company Participants in Stockholder Engagement

Company participants for our stockholder engagement on executive compensation included different combinations of the individuals listed below, in order to ensure access to key roles in the executive compensation planning process.

✔	Chairperson of Compensation Committee

✔	General Counsel & Chief Compliance Officer

✔	Vice President, Corporate Finance and Investor Relations

Engagement on 2018 and 2019 “Say-on-Pay” Results

After receiving the preliminary results of the 2019 “say-on-pay” vote and before the 2019 annual stockholders’ meeting, and again following the 2019 annual meeting throughout the rest of 2019 and the first quarter of 2020, we engaged with our stockholders to understand better their concerns relating to the named executive officer compensation subject to our 2018 and 2019 “say-on-pay” votes. These outreach efforts were carried out against a backdrop of prior engagement on the 2018 “say-on-pay “ vote, but sought more targeted feedback on executive compensation matters than our prior efforts. From May 2018 until the first half of 2019, we communicated with the holders of more than 60% of our common stock, and none of them raised executive compensation issues. From May 2019 until the first half of 2020 (the “Say-on-Pay Outreach Period”), we contacted, including with an offer to meet in person or by phone, 85% of our stockholders. We ultimately spoke during the Say-on-Pay Outreach Period with 64% of our stockholders on executive compensation issues. The engagement during this Say-on-Pay Outreach Period included both initial engagement with stockholders immediately before the 2019 annual stockholders’ meeting and follow-up engagement after the meeting on proposed changes to our compensation and governance.

Throughout the full Say-on-Pay Outreach Period, stockholders primarily identified issues with our 2018 executive compensation program cited in the reports of proxy advisory firms, which recommended a vote “against” our 2019 “say-on-pay” vote.

In outreach immediately before the 2019 annual stockholders’ meeting, we explained to stockholders that we crafted our 2018 executive compensation program to reflect evolving market trends, concerns of public investors (including feedback of our stockholders received over time) and the needs of our business. For more information, see our proxy statement supplement, filed as definitive additional soliciting materials with the SEC on May 14, 2019. We also reminded stockholders that we had added standard “claw-back” provisions in 2018 to our 2018 Incentive Compensation Plan and Mr. Angel’s restricted stock unit award agreement, linked to certain future events of misconduct, including fraud or conduct contributing to financial restatements or irregularities.

In conversations immediately before the 2019 annual stockholders’ meeting, stockholders asked us to consider future changes to our executive compensation program, including the need for our equity awards to be performance based and not just time based, which they recognized could be addressed only after the 2019 annual meeting. We expressed openness to revisit these issues following the 2019 annual meeting and internal discussion with the Compensation Committee. Stockholders also requested in these conversations that we take steps to declassify our Board. After deliberating and determining that it would be in our and our stockholders’ best interests for the Board to remove its classified structure, our Board announced its commitment in May 2019 to take action to declassify, subject to required stockholder approval, shortly after the 2019 annual stockholders’ meeting.

2: Declassify the Board

In August 2019, only a few months after the 2019 annual stockholders’ meeting, we called a special meeting of stockholders to submit the declassification of our Board to stockholder approval, and, on November 6, 2019, nearly 100% of stockholders entitled to vote approved amendments to our organizational documents providing for the declassification. Due to the declassification, all Board members are up for reelection for a one-year term beginning at the Annual Meeting.

We consider the Board declassification a crucial aspect of our response to the 2019 “say-on-pay” vote. Certain investors view an annually-elected board as facing increased accountability on executive compensation matters, a single-class board may be linked to greater investment value and our stockholders specifically identified a desire for a declassified Board in the course of our engagement with them on executive compensation.

3 and 4: Design, Confirm and Finalize Reforms to Executive Compensation Program and Disclosures

In the months after the 2019 annual stockholders’ meeting, our Compensation Committee and management met to develop a long-term plan for improving the effectiveness of our executive compensation program. In the process, the Compensation Committee hired an independent compensation consultant, F.W. Cook & Co., to advise it on approaches to our compensation program that would respond meaningfully to stockholder and proxy advisor concerns, while aligning with our business plan and compensation philosophy, as well as peer practices. We also worked with other external advisers to counsel management and the Compensation Committee regarding proposed modifications to our executive compensation program.

In late 2019 and early 2020, we continued our ongoing stockholder outreach by discussing with stockholders the proposed revisions to our executive compensation program and disclosures. Our stockholders appreciated our outreach efforts, expressed support for the changes we were considering and were encouraging our performance equity compensation changes. After we completed this outreach, our Compensation Committee determined to adopt key changes to the design and disclosure of the 2020 compensation of our named executive officers in the following areas:

✔
Improved performance-based equity compensation, including the introduction of performance stock units (“PSUs”) and an increase in the proportion of at-risk compensation in our named executive officers’ long-term equity incentive mix, effective beginning with 2020 grants.

✔	Revised change-of-control vesting policy going forward, effective beginning with 2020 grants.
✔	Adoption of a robust claw-back policy.
✔	Adoption of robust anti-hedging and anti-pledging policy.
✔	Enhanced disclosure on annual cash bonus awards, included in this proxy statement.

We describe each of these in more depth below in “Summary of Changes to Executive Compensation Program and Disclosures.”

SUMMARY OF CHANGES TO EXECUTIVE COMPENSATION PROGRAM AND DISCLOSURES

Performance-Based Equity Compensation

I.	Introduction of PSUs

What We Heard from Investors		What We Did
➢	Stockholders and proxy advisory firms expressed concern with a lack of performance-vesting equity. Performance-vesting equity promotes long-term alignment of pay with performance.	2020 compensation: We will be granting PSUs to our named executive officers with the terms below.
➢
Vesting over four years and delayed payout: PSUs will vest ratably over four years (50% on the second year and 25% on each of the three and four year anniversaries of the date of grant), based on a three-year performance period. Although PSUs will vest based on continued service in years one and two, no PSUs will actually be earned or paid until completion of the three-year performance period, and the ability to exercise the PSUs will not begin to occur until after year three.

➢
Performance metric directly linked to investor value: PSUs will be paid out based on achievement of three-year relative total stockholder return (“relative TSR”) compared to companies in the S&P 500 index. We chose relative TSR as the performance metric due to its common use among peers and its emphasis on driving stockholder value within an investment portfolio. The performance metrics are as follows:

			Three-year relative TSR	PSUs earned*
			75th percentile and above	150% (maximum)
			55th percentile	100% (target)
			35th percentile	50% (threshold)
			Below 35th percentile	0%

* subject to linear interpolation
		➢	We added a modifier providing that, where three-year relative TSR is negative, regardless of performance relative to our peers, the PSU payout will be capped at 100% of target.

II.	Long-Term Equity Incentive Mix

What We Heard from Investors	What We Did
➢	Stockholders felt that a meaningful portion of long-term equity compensation should be variable performance based. Although the Company previously paid compensation placing a significant degree of compensation at risk, including with the inclusion of SARs composing the majority of total equity granted and a performance-based annual cash bonus, stockholders expected to see equity awards directly tied to long-term performance metrics.

	➢	Opted for a phased-in schedule where 75% of equity compensation is at risk from inception, and the proportion of PSUs may increase with grants over time
		o	For 2020, the long-term equity incentive mix for all named executive officers will consist of 50% SARs, 25% RSUs and 25% PSUs.
o
The Compensation Committee intends to transition future grants to reflect a long-term equity incentive mix for all named executive officers of 25% SARs, 25% RSUs and 50% PSUs, subject to its ongoing discretion.

Change of Control Vesting

What We Heard from Investors	What We Did
➢
Single-trigger vesting, where the vesting of an executive officer’s equity awards accelerates upon a change of control regardless of whether the executive officer is terminated, fails to optimize stockholder value. Since this form of vesting may not encourage executive officers to remain with us following a change of control, it may dissuade potential acquirers and thus deter acquisitions or other takeovers favorable to our stockholders.

We acknowledged to investors that certain of our equity award agreements, including those with our current CEO, include double-trigger vesting. In light of the feedback, we made the following change:
➢
Double trigger vesting: Employment agreements with executive officers in the future that contain accelerated vesting provisions will be subject to double-trigger vesting upon a change of control only if the executive officer is also terminated in certain circumstances.

Claw-back Policy

What We Heard from Investors		What We Did
➢	Our compensation program could be enhanced by the addition of a robust claw-back policy.
Adding to the claw-backs already in our 2018 Incentive Compensation Plan and Mr. Angel’s form of RSU award agreement, we adopted a robust claw-back policy, based on a review of peer companies and proposed SEC rules for claw-back policies.

➢
Covered individuals and actions: The policy permits recoupment of compensation from current and former executive officers in the event of a financial restatement (whether or not by the fault of the executive officer) or executive officer misconduct.

➢
Covered compensation: The policy applies to cash and equity incentive compensation received during the two completed fiscal years immediately preceding the date on which we are required to prepare the accounting restatement or the executive officer engaged in the misconduct.

➢
Calculation of claw-back: In the case of a financial restatement, the amount to be recovered is the excess of the cash or equity incentive compensation paid to the executive officer based on the erroneous financial results, over the cash or equity incentive compensation that would have been paid had it been based on the restated financial result.

		➢	For more information, see “Compensation Discussion and Analysis—Claw-back Policy.”

Anti-Hedging and Anti-Pledging Policy

What We Heard from Investors		What We Did
➢	We and our stockholders could benefit from a risk mitigation perspective if we adopted a revised anti-hedging and anti-pledging policy.	We amended our insider trading policy to include the policy listed below.
➢
Anti-hedging: Our revised policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership.

➢
Anti-pledging: The policy, as amended, prohibits our executive officers, employees and directors, without exception, from pledging Company securities as collateral for loans and holding Company securities in margin accounts.

Annual Cash Bonus Disclosure

What We Heard from Investors	What We Did
Proxy advisory firms and stockholders sought greater clarity regarding how our Compensation Committee evaluates performance goals under annual cash bonus awards.	We bolstered disclosure around these topics in this proxy statement. See “Compensation Discussion and Analysis—Determination of Amounts and Formulas for Compensation—Annual Bonus.”

Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation elements that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our executives with those of our stockholders by designing our executive compensation program to “pay for performance”, including the creation of stockholder value.

We aim to design executive compensation packages that meet or exceed competitive compensation averages for executives with similar responsibilities at companies with similar financial and operating characteristics in similar locations. In 2019, we did not benchmark to a particular industry or companies, but we informally considered published data, such as labor indices and compensation surveys, in formulating our executive compensation packages.

Compensation Elements

Our compensation program consists of three elements, namely, annual salary, annual bonus and equity awards:

1.
Annual salary, our short-term element of compensation which is paid monthly, is intended to provide a predictable annual income at a level consistent with the individual contributions of our executive officers.

2.
Annual bonuses, our medium-term element of compensation which are paid annually to our executive officers, are intended to link our executive officers’ compensation to the Company’s overall annual performance, as well as, in most cases, their individual achievements.

3.
Equity awards, our long-term element of compensation, are designed to promote long-term leadership and align the interests of our executive officers with those of our stockholders, while their vesting schedule assists us in retaining our executive officers. Equity awards for our NEOs typically vest 50% on the two year anniversary and 25% on each of the three and four year anniversaries of the date of grant. All employees and consultants of the Company are eligible to receive equity awards pursuant to our Amended and Restated 2018 Incentive Compensation Plan (the “2018 ICP”). The term of our equity awards typically ranges from six to ten years from the date of grant with respect to grants to our current executive officers. We granted no equity awards to our NEOs in 2019.

Each element is determined individually, based on the relevant criteria described in this discussion.

In addition to these main compensation components, executives who are residents of Israel receive, as a function of their salary payments, the standard social benefits (i.e., severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the employee’s salary and are not subject to discretionary adjustments. Executives who are residents of the U.S. participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

Determination of Amounts and Formulas for Compensation

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations.  The Compensation Committee typically does not undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies and the members of the Compensation Committee evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the executive officer’s scope of responsibility in relation to other officers and key executives within the Company. Salaries also reflect current practices within an NEO’s specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an NEO depends on a number of more subjective factors, including our evaluation of the executive's leadership role, professional contribution, experience and sustained performance.

Following publication of the prior year’s audited financial statements, the CEO recommends to the Compensation Committee whether and to what degree to award salary increases to any of the NEOs. Factors that are considered include the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the particular NEO’s effectiveness in supporting the Company’s long-term goals. We also consider the contribution to our success of the department our executive was in charge of as well as our general achievements during the preceding year.

In 2019, the Compensation Committee and the Board did not approve any changes to the annual base salary of the Company’s CEO, CFO and other NEOs. In 2018, the Compensation Committee made slight raises in NEO salaries of between 2% and 4%. The Compensation Committee chose not to increase salaries above this amount due to the larger salary raises provided in prior years that, in the view of the Compensation Committee, helped to keep our NEOs’ base compensation competitive.

Annual Bonus

Each year, following publication of our financial statements for the preceding year, the Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews and approves the annual bonus payable to our other NEOs.

Our CEO’s annual bonus is payable in accordance with the terms of his employment agreement with the Company, which is described under “Executive Compensation—Employment Agreements” below. Under the terms of our CEO’s employment agreement, if the Company’s annual consolidated net income is above $20 million, our CEO is eligible for an annual bonus, calculated as follows: 75% of the annual cash bonus cap is based on achievement of specific performance metrics that measure the financial performance of the Company (the “Financial Performance Bonus”) and 25% of the annual cash bonus cap is determined at the discretion of the Compensation Committee based on the achievement of other goals, such as diversity, social and environmental responsibility and merger and acquisition activities (the “KPI Bonus”). The Financial Performance Bonus is equal to (a) 0.75% of the Company's annual consolidated net income up to $50 million (inclusive) and (b) 1.00% of the portion of Company's annual consolidated net income that is above $50 million, if any. The Financial Performance Bonus shall not exceed $675,000. The Annual KPI Bonus shall not exceed $225,000. Consequently the maximum annual bonus payable to our CEO is $900,000. For fiscal year 2019, the Company’s net income was $93.5 million.  As a result, the Financial Performance Bonus component exceeded its cap and the CEO received $675,000 for that component of his annual bonus. For fiscal year 2019, the Compensation Committee determined that the CEO should receive $225,000 for his achievements relating to the KPI Bonus component of his annual bonus, in light of the Company's (i) achievements in social and environmental responsibility, including improved sustainability reporting, environmental footprint, and enhancement of internal polices and activities to support diversity initiatives at the Company; (ii) merger and acquisition activities; and (iii) improved governance practices and stakeholder engagement efforts. Consequently, for fiscal year 2019 the annual bonus earned by our CEO was $900,000.

Annual bonuses for our other NEOs are payable in accordance with the Company’s Annual Management Incentive Plan (the “Management Plan”). The Management Plan provides for annual cash incentive awards for participating employees based upon achievement of certain performance measures. At the beginning of each fiscal year, our CEO and the Compensation Committee review the Company’s objectives under the strategic plan, the Company’s annual budget, the compensation practices of our peers and other market data, and the CEO recommends measurable financial and operational goals for the upcoming fiscal year. These measurable financial and operational goals may be with respect to the performance of the Company on a consolidated basis, the performance of the Company in a particular country or region or the performance of a business unit or operating segment of the Company, including a geographically based business unit.

After taking the CEO’s recommendations into consideration, the Compensation Committee establishes Company Performance Metrics (as defined in the Management Plan), other individual performance criteria and levels of achievement under such Company Performance Metrics that result in the payment of minimum and maximum cash incentive awards, specified by the Compensation Committee as a percentage of the participant’s annual base salary. The Compensation Committee also assigns a weight to the Company Performance Metrics and individual performance criteria that reflects the contribution of achievement of each Company Performance Metric and the individual performance criteria to a Management Plan participant’s incentive award. The Company Performance Metrics and individual performance criteria against which performance is measured for each Management Plan participant in a given fiscal year may include: consolidated revenue, consolidated adjusted EBITDA, net income, Electricity segment revenue, Electricity segment gross profits, Electricity segment gross margin, generation (GWh), Product segment sales, Product segment gross margin and/or Product segment revenue, next year bookings. In the event the level of achievement of a Company Performance Metric falls between the levels corresponding to a minimum and maximum incentive award, the Management Plan participant’s incentive award will be based on a linear interpolation between the minimum and maximum incentive award amounts. Pursuant to the Management Plan, no performance-based award is paid under the Management Plan for any fiscal year unless the Company’s consolidated annual net income for such fiscal year is positive. After taking the CEO’s recommendations into consideration, the Compensation Committee also approves payments under the CEO Goals component, which reflects the Compensation Committee’s subjective assessment, in its business judgment, regarding the appropriate total bonus payment for each named executive officer based on the executive officer’s achievement of the objectives defined for himself or herself by the CEO and in light of our overall performance during the prior fiscal year. Additionally, the Compensation Committee has the authority to make incentive awards to any one or more Management Plan participants during any fiscal year as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company, regardless of the level of achievement of established Company Performance Metrics for such fiscal year. Such discretionary awards, which may be awarded in special circumstances, may be based upon the Management Plan participant’s individual performance or achievement of individual goals and certain subjective assessments of the Management Plan participant’s leadership and other contributions to the Company, as well as expected future contributions to the Company.

For fiscal year 2019, incentive awards to each of our NEOs (other than our CEO) under the Management Plan were based upon (i) for all NEOs, achievement of revenue and Adjusted EBITDA targets of $729 million and $376 million, respectively and (ii) for each NEO achievement of individual performance criteria specific to each NEO’s role at the Company, in relation to the Company’s actual achievement of net income, Electricity and Product segment revenue, Electricity and Product segment gross margin, Product segment sales of unsigned contract (i.e., sales made in fiscal year 2019 for which the Company expects to recognize revenue during 2019), Product segment new sales (i.e., sales made in fiscal year 2019 for which the Company expects to recognize revenue after the end of fiscal year 2019) and electricity generation results as compared to the Company’s goals. The Compensation Committee has the ability to adjust the targets once they are set for extraordinary events.

The chart below indicates the weight assigned to each Company Performance Metric and the individual performance criteria and the CEO Goals component for each NEO for fiscal year 2019:

NEO	Revenue	Adjusted EBITDA	Individual Performance Criteria	CEO Goals
Doron Blachar, Chief Financial Officer	20%	20%	35%	25%
Zvi Krieger, Executive Vice President, Electricity Segment	10%	10%	55%	25%
Shlomi Argas, Executive Vice President, Product Segment and Operations	17.5%	17.5%	40%	25%
Hezi Kattan, General Counsel and Chief Compliance Officer	20%	15%	40%	25%

The chart below indicates the target and actual level of performance achieved with respect to each of the Company Performance Metrics applicable to all NEOs (other than our CEO), as determined by the CEO and approved by the Compensation Committee (all dollar amounts are in millions):

Company Performance Metric	Target	Actual
Revenue	$729	$743
Adjusted EBITDA	$376	$386

   The chart below indicates the actual achievements under each component of the annual bonus plan for each NEO (other than the CEO) in 2019:

NEO	Revenue	Adjusted EBITDA	Individual Performance Criteria	CEO Goals
Doron Blachar, Chief Financial Officer	14.7%	15.7%	28.6%	25%
Zvi Krieger, Executive Vice President, Electricity Segment	7.3%	7.9%	28.6%	25%
Shlomi Argas, Executive Vice President, Product Segment and Operations	12.8%	13.8%	40.0%	25%
Hezi Kattan, General Counsel and Chief Compliance Officer	14.7%	11.8%	29.8%	25%

When determining the actual annual bonuses awarded for 2019, the Compensation Committee applied its business judgment and considered a number of factors, including our financial and operational performance in 2019, our successful execution of our 2019 business plan, the performance of the executive, the executive individual performance or achievement of individual goals and certain subjective assessments of the executive leadership and other contributions to the Company.

The Compensation Committee set minimum and maximum incentive award amounts for fiscal year 2019 at approximately 8.33% and 75% of the NEOs’ (other than the CFO and the CEO) annual base salaries. For our CFO the Compensation Committee set a minimum incentive award amount for fiscal year 2019 at approximately 8.33% of our CFO annual base salaries and a maximum annual cash bonus of $297,000. The chart below indicates, for each of our NEOs (other than the CEO), after linear interpolation, the amount of the incentive award earned and paid out to him, expressed as a percentage of the maximum incentive award amount:

NEO	% of Award Earned Paid Out
Doron Blachar, Chief Financial Officer	85%
Zvi Krieger, Executive Vice President, Electricity Segment	69%
Shlomi Argas, Executive Vice President, Product Segment and Operations	92%
Hezi Kattan, General Counsel and Chief Compliance Officer	81%

Accordingly, Messrs. Blachar, Krieger, Argas and Kattan received incentive awards of approximately 64%, 52%, 69% and 61% of their annual base salaries, respectively, under the Management Plan in respect of the level of performance achieved with respect to the Company Performance Metrics and individual performance criteria, as described above.

The payment of the bonus earned under the Management Plan will be delayed for all NEO’s (including the CEO) until September 2020 as an additional precaution relating to the uncertain economic impact of coronavirus.

Equity Awards

We are committed to long-term incentive programs for executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders. The determination of the total amount of annual equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual incentive bonuses. As we generally grant equity awards to our executive officers and other employees every other year and we made grants in 2018, we granted no equity awards to our NEOs in 2019. We also intend to introduce PSUs to our NEOs’ equity mix in 2020, using a phased-in schedule, with the proportion of PSUs potentially increasing in future years to 50% of total equity.

If we are to make equity awards in a particular year, then, following the publication of our financial results for the preceding year, our Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees.  This amount is typically calculated as up to 1.5% of the outstanding shares of the Company per year. Within one month after the Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees, including our NEOs, our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each of the NEOs after consideration of a variety of factors, including the Company’s performance and relative stockholder return, the expected contribution of the NEO to the Company’s growth and success, awards granted to the NEOs in past years and certain survey and other market data regarding our peers’ compensation practices. These factors are not assigned any particular weight nor does the Compensation Committee use a formula to apply these factors in order to determine the number of equity awards to be made to each of our NEOs. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our NEOs for each fiscal year to ensure there is a strong link between our NEOs’ compensation and performance and alignment of our NEOs’ interests with those of our stockholders. In general, the equity awards we grant to our NEOs are subject to the same pricing, vesting and exercise terms that govern the grant of equity awards to all of our employees. All equity awards are made pursuant to the 2018 ICP.

At the end of 2017, the Compensation Committee recommended, and the Board approved certain changes to the equity component of the compensation of each of our NEOs. Under this framework, our NEOs and certain other executive officers are able to receive equity compensation with a target allocation mix of two-thirds SARs and one-third restricted stock units (“RSUs”). The RSUs and SARs are time-vested and vest according to the following schedule: RSUs and SARs granted to our CEO will vest 22%, 22%, 28% and 28%, respectively, on the one, two, three and four year anniversaries of the date of grant and RSUs granted to the other NEOs, including the CFO, will vest 50% on the second year and 25% on each of the three and four year anniversaries of the date of grant.

Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant. SARs will continue to vest according to the following schedule: SARs granted to all NEOs, except our CEO, will vest 50% on the second year and 25% on each of the three and four year anniversaries of the date of grant and are valued based on the closing price of our Common Stock on the date of grant. Upon exercise, all SARs will be paid in shares of our Common Stock with a value equal to (a) the number of shares underlying the SARs that are being exercised, multiplied by (b) the excess (if any) of (i) the market price of a share of Common Stock on the date the SAR is exercised, over (ii) the exercise price specified in the SAR.  RSUs and SARs granted to our CEO and CFO are subject to claw-back in certain circumstances.

As discussed above, during 2019, there were no equity awards granted to our NEOs because we generally grant equity awards to our executive officers and other employees every other year and we made a grant in 2018. We currently intend to grant equity awards to our executive officers during 2020. In 2020, if we make an equity grant to our NEOs, we intend to grant them PSUs.  For a summary of the terms of the PSU awards, see “Summary of Changes to Executive Compensation Program and Disclosures” above.

Other Compensation

We generally provide to our CEO and executive officers the same benefits that are provided to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of our peer companies. Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with our principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations, telecommunication devices, media and computer equipment and expenses, medical insurance, travel and relocation (including family-related expenses, such as tuition and commuting) and life and medical insurance and benefits (including executive officers’ families).

Retirement and Other Local Benefits

Israel. Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan known as Managers’ Insurance or to a Pension Fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions. Generally, in addition, our Israel-based executive officers, are entitled to participate in a study fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her monthly salary to the study fund and the Company 7.5% of his or her monthly salary to this fund up to a certain sum.

The United States. In the United States we provide various defined contribution plans for the benefit of our U.S.-based executive officers. Under these plans, contributions are based on specified percentages of pay.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the Summary Compensation Table set forth below.

Other Policies

Claw-back Policy: We adopted a recoupment policy in 2020, covering each of our current and former executive officers (“Covered Person”). The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee may seek reimbursement of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the executive officer under the restatement. In addition, the Compensation may seek reimbursement of such incentive compensation to the extent a Covered Person has committed a material violation of the Company’s Code of Business Conduct and Ethics or a material violation of law within the scope of employment with the Company or any subsidiary or has engaged in conduct resulting in direct financial harm to the Company (collectively, “Detrimental Conduct”). Recovery applies to any such excess cash- or equity-based incentive compensation received by any Covered Person during the two completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement or the date on which the Covered Person first, to the Company’s knowledge, committed the Detrimental Conduct triggering this policy.

Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement relating to our 2020 Annual Meeting of Stockholders.

Submitted by the members of the Compensation Committee of the Company’s Board.

Ravit Barniv, Chair Dan Falk Todd C. Freeland David Granot

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation earned by our (1) CEO, (2) CFO, and (3) three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers as of December 31, 2019, during the years ended December 31, 2019, 2018, and 2017 for such periods that such individual was serving as an NEO:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(9), (10)	Total ($)
Isaac Angel, Chief Executive Officer	2019	611,067	–	–	–	900,000	149,620 (4)	1,660,687
	2018	594,206	–	2,148,379	4,298,022	800,000	143,944	7,984,551
	2017	469,030	–	–	–	762,500	124,905	1,356,435
Doron Blachar, Chief Financial Officer	2019	388,280	–	–	–	253,000	105,743(5)	747,024
	2018	373,424	–	–	–	100,000	100,348	573,772
	2017	361,907	–	606,372	1,173,934	215,000	99,984	2,457,197
Zvi Krieger, Executive Vice President, Electricity Segment	2019	298,864	–	–	–	160,000	87,467 (6)	546,332
	2018	286,923	–	225,017	451,311	101,000	84,365	1,148,616
	2017	265,633	–	83,830	162,334	210,000	86,219	808,016
Shlomi Argas, Executive Vice President, Product Segment and Operations	2019	290,247	–	–	–	206,000	99,051(7)	595,297
	2018	283,064	–	225,017	451,311	154,000	92,764	1,206,156
	2017	227,346	–	83,830	162,334	154,000	79,877	707,387
Hezi Kattan, General Counsel and Chief Compliance Officer	2019	258,681	–	–	–	168,000	72,273(8)	498,955

(1)
Represents the grant date fair value of all RSU awards, which are calculated in accordance with the accounting standards for share-based compensation using Ormat’s closing stock price on the next day of business following the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting.

(2)
Represents the grant date fair value of SARs awards. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. The fair value of each grant of stock-based awards on the date of grant is estimated using the Exercise Multiple-Based Lattice SAR-Pricing Model and the assumptions noted in the following table.

	Year Ended December 31,
	2019	2018	2017
Risk-free interest rates	1.8%	2.8%	1.9%
Expected lives (in years)	3.5	3.5	3.1
Dividend yield	0.7%	0.90%	0.62%
Expected volatility	25.1%	25.5%	25.1%
Forfeiture rate	8.6%	3.1%	0.0%

The expected lives represents the period that our stock-based awards are expected to be outstanding. In the absence of enough historical information, the expected lives were determined using the simplified method giving consideration to the contractual term and vesting schedule. The dividend yield forecast is expected to be 20% of our annual net profits, which is equivalent to a 0.7% annual weighted average dividend rate in the year ended December 31, 2019. The risk-free interest rate was based on the yield from U.S. constant treasury maturities bonds with an equivalent term. The forfeiture rate is based on trends in actual stock-based awards forfeitures.

(3)
This column reflects cash awards for the CEO pursuant to his employment agreement and the amount of any cash awards granted under the Management Plan to other NEOs. These amounts reflect cash awards earned under the Management Plan for 2019 which are paid in 2020.

(4)
Includes payments of car-related expenses in the amount of $28,198; Israel National Insurance in the amount of $10,420; U.S. Social Security in the amount of $9,181; health insurance in the amount of $250; convalescence pay in the amount of $1,801; Education Fund in the amount of $3,979 and perquisites amounting to $5,171.

(5)
Includes payments of car-related expenses in the amount of $23,072; Israel National Insurance in the amount of $10,420; health insurance in the amount of $68; convalescence pay in the amount of $1,801; Education Fund in the amount of $3,979; and perquisites amounting to $5,261.

(6)
Includes payments of car-related expenses in the amount of $12,217; Israel National Insurance in the amount of $10,420; health insurance in the amount of $68; convalescence pay in the amount of $1,801; Education Fund in the amount of $3,979; vacation redemption in the amount of $14,893 and perquisites amounting to $1,444.

(7)
Includes payments of car-related expenses in the amount of $16,720; Israel National Insurance in the amount of $10,420; health insurance in the amount of $68; convalescence pay in the amount of $1,801; Education Fund in the amount of $3,979; and perquisites amounting to $5,400.

(8)
Includes payments of car-related expenses in the amount of $14,675; Israel National Insurance in the amount of $10,420; convalescence pay in the amount of $990; Education Fund in the amount of $3,979; and perquisites amounting to $1,971.

(9)
Amounts in this column also include severance and pension contributions as required by Israeli law.  For more information, see “Compensation Discussion and Analysis—Retirement and Other Local Benefits” above.

(10)	Car-related expenses included in this column include also gas, maintenance and insurance, and are provided in amounts that are customary and prevalent among Israeli companies in comparable industries.

Grants of Plan-Based Awards in 2019

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2019:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)
	Threshold ($)	Target ($)	Maximum ($)
Isaac Angel	150,000	N/A	900,000
Doron Blachar	33,391	166,956	297,000
Zvi Krieger	25,815	129,074	232,333
Shlomi Argas	25,015	125,075	225,135
Hezi Kattan	22,954	114,771	206,589

(1)
Represents the Threshold, Target and Maximum cash payout opportunities for fiscal 2019 under the annual incentive plan. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis—Determination of Amounts and Formulas for Compensation-Annual Bonus.”

Employment Agreements

The following are descriptions of the material terms of our NEOs’ employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above.

General

Each of Mr. Angel, our CEO, Mr. Blachar, our CFO, Mr. Krieger, our Executive Vice President, Electricity Segment, Mr. Argas, our Executive Vice President, Operations and Products and Hezi Kattan, our General Counsel and Chief Compliance Officer, is employed by Ormat Systems, one of the Company’s subsidiaries.

Each of Mr. Angel, Mr. Blachar, Mr. Krieger, Mr. Argas and Mr. Kattan is party to an employment agreement with Ormat Systems (and, in the case of Mr. Angel, with the Company as well) that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits.

Under the employment agreements of Mr. Blachar, Mr. Krieger, Mr. Argas and Mr. Kattan, either Ormat Systems or the applicable employee may terminate the employment relationship upon between 30 and 120 days prior written notice, while Mr. Angel’s employment agreement permits termination by the Company or Mr. Angel upon at least six months prior written notice. However, termination for cause does not require any prior notice and an employee who is terminated for cause is not entitled to any subsequent payments.

The actual salary and other compensation arrangements of Mr. Angel, Mr. Blachar, Mr. Krieger, Mr. Argas and Mr. Kattan are agreed upon separately with each employee. Each of these individuals is also covered by Ormat Systems’ management insurance plan, to which Ormat Systems contributes a percentage of such individual’s salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees. In addition, each of the employees has the benefit of the use of a company-leased car.

The employment agreements of Mr. Angel, Mr. Blachar, Mr. Krieger, Mr. Argas and Mr. Kattan also contain provisions that are designed to restrict them from engaging in activities competitive with the business of the Company for a period ranging from 12 to 36 months following termination of employment and, in the case of the employment agreements of Mr. Angel, Mr. Blachar, Mr. Argas and Mr. Kattan, from soliciting any employee of the Company for a period ranging from 12 to 24 months following termination of employment.

Isaac Angel

Pursuant to Mr. Angel’s employment agreement, Mr. Angel is entitled to the following:

•
Salary: Annual gross salary of NIS2,141,000 (equal to approximately $619,502 based on the representative exchange rate set by the Bank of Israel on December 31, 2019), which is linked to the Israeli consumer price index.

•
Annual Performance Bonus: If the Company’s annual consolidated net income is above $20 million, an annual bonus calculated as follows: 75% of the annual bonus will be based on achievement of specific performance metrics that measure the financial performance of the Company (the “Financial Performance Bonus”) and 25% of the annual bonus will be determined at the discretion of the Compensation Committee based on the achievement of other goals, such as diversity, social and environmental responsibility and merger and acquisition activities (the “KPI Bonus”). The Financial Performance Bonus is equal to (a) 0.75% of the Company's annual consolidated net income up to $50 million (inclusive) and (b) 1.00% of the portion of Company's annual consolidated net income that is above $50 million, if any; provided that the Financial Performance Bonus shall not exceed $675,000. The Annual KPI Bonus shall not exceed $225,000.

•	Equity grants:

o	The first two grants pursuant to Mr. Angel’s employment agreement accelerated and were sold as part of the transaction with ORIX.

o
Third Grant: 100,000 SARs granted on June 14, 2016 with an exercise price equal to $42.87 per share of Common Stock underlying the SARs, the closing price of our Common Stock on the date of grant, under the 2012 ICP. The SARs vest in three equal installments on the two, three and four year anniversaries of the date of grant and expire seven years following the date of grant.  The vesting period for these SARs was accelerated in connection with the ORIX Transaction.  Please see Note (1) to the “Outstanding Equity Awards at Fiscal Year-End” table below.

o
Fourth Grant: 294,889 SARs granted on May 8, 2018 with an exercise price equal to $55.16 per share of Common Stock underlying the SARs, the closing price of our Common Stock on the date of grant, and 36,915 RSUs, under the 2018 ICP. Each RSU represents the right to receive one share of Common Stock upon vesting. These RSUs and SARs will vest 22%, 22%, 28% and 28%, respectively, on the one, two, three and four year anniversaries of the date of grant (vesting commencement date November 17, 2017).

RSUs and SARs granted to our CEO are subject to claw-back in certain circumstances.

•
Termination: Each of the Company and Mr. Angel may terminate the employment agreement, for any reason, by providing six months prior notice of such termination (the “Notice Period”). Other than in the case of termination of employment by the Company for “Cause” (as defined in the employment agreement), Mr. Angel will be entitled to continue to receive his compensation during the Notice Period.

•
Termination in connection with a Change of Control: In the event that Mr. Angel’s employment is terminated by the Company without “Cause”, or he resigns for a “Good Reason” (as defined in the employment agreement) within two (2) months before, or twelve months following, the consummation of a “Change of Control” (as defined in the Employment Agreement), Mr. Angel is entitled to the following: (i) the Notice Period (and consequently, the period during which compensation is payable to Mr. Angel) will be extended from six months to twelve months; and (ii) all the stock options and SARs described above will be accelerated and will become fully vested and exercisable.

See also under “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at December 31, 2019

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2019:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Isaac Angel	100,000(1)		42.87	June 14, 2022
					22,185(2)	1,653,226
	129,756	165,145(3)	55.16	November 7, 2023
Doron Blachar	42,500(4)		42.87	June 14, 2022
	34,126	34,126 (5)	63.35	November 7, 2023
					4,835(6)	360,304
Zvi Krieger		10,625(7)	42.87	June 14, 2022
		4,720(8)	63.35	November 7, 2023
					669 (9)	49,854
					4,320 (10)	321,926
		30,833 (11)	53.44	June 25, 2024
Shlomi Argas		10,625 (7)	42.87	June 14, 2022
		4,720 (8)	63.35	November 7, 2023
					669(9)	49,854
					4,320(10)	321,926
		30,833(11)	53.44	June 25, 2024
Hezi Kattan					3,736(10)	278,407
		26,667(11)	53.44	June 25, 2024

(1)
The vesting period for these SARs was accelerated in connection with the ORIX Transaction. As of November 2018, all 100,000 SARs were vested and are exercisable and the Common Stock acquired through the exercise may be sold, transferred or otherwise disposed.

(2)
Represents RSUs which will vest 22% on each of the first and second-year anniversaries of the vesting commencement date (November 7, 2017) and 28% on each of the third and the four-year anniversaries of the November 7, 2017 vesting commencement date.  Each RSU represents the right to receive one share of Common Stock upon vesting.

(3)
Represents SARs which will vest 22% on each of the first and the second year anniversaries of the vesting commencement date (November 7, 2017) and 28% on each of the third and four-year anniversaries of the November 7, 2017. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(4)
Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.  As of June 30, 2018, all shares of Common Stock acquired through the exercise of these SARs granted to Mr. Blachar on June 14, 2016 may be sold, transferred or otherwise disposed.

(5)
Represents SARs which vest 25% on each of the one, two, three and four year anniversaries of the November 7, 2017 grant date. The SARs will become fully exercisable in November 2021. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(6)
Represents RSUs which vest 25% on each of the one, two, three- and four-year anniversaries of the  November 7, 2017 grant date.  Each RSU represents the right to receive one share of Common Stock upon vesting.

(7)
Represents SARs which begin to vest two years after the June 14, 2016 grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. The SARs will become fully exercisable in June 2020. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(8)
Represents SARs which vest 25% on each of the one, two, three- and four-year anniversaries of the November 7, 2017 grant date. The SARs will become fully exercisable in November 2021. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(9)
Represents RSUs which vest 25% on each of the one, two, three- and four-year anniversaries of the November 7, 2017 grant date.  Each RSU represents the right to receive one share of Common Stock upon vesting.

(10)
Represents RSUs which will vest 50% on the second anniversary of the grant date, June 25, 2018, and 25% on each three and four year anniversaries of the grant date. The RSUs will become fully exercisable in June 2022.  Each RSU represents the right to receive one share of Common Stock upon vesting.

(11)
Represents SARs which will vest 50% on the second anniversary of the grant date, June 25, 2018, and 25% on each three- and four-year anniversaries of the June 25 2018 grant date. The SARs will become fully exercisable in June 2022. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(12)	The market value is based on the closing price of our Common Stock on December 31, 2019 of $74.52, multiplied by the number of units.

Option Exercises and Stock Vested in 2019

The following table provides information regarding the exercise of SARs and vesting of RSUs held by our NEOs during the year ended December 31, 2019.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Isaac Angel	-	-	8,715	669,922
Doron Blachar	-	-	2,418	185,872
Zvi Krieger	13,627(3)	970,295	334	25,675
Shlomi Argas	13,627(3)	941,175	334	25,675
Hezi Kattan	-	-	-	-
__________

(1) Value realized on exercise is based on the difference between the aggregate exercise price and the fair market value of the shares acquired at the time of exercise.

(2) Value realized on vesting is based on the fair market value of the shares at the time of vesting and includes the value of payments in lieu of fractional shares.

(3) Represents number of shares received upon exercise of 36,593 SARs.

Potential Payments upon Termination or Change in Control

The employment agreements of our executives contain the following terms regarding post-termination and change in control payments:

Isaac Angel. On February 24, 2020, Mr. Angel notified the Company of his decision to retire from his position as CEO of the Company, effective July 1, 2020. Mr. Angel will also remain employed at the Company through December 31, 2020 in order to assist with the transition. If Mr. Angel is elected to the Board, he will not be entitled to compensation for his service as a Board member until the termination of his employment with the Company, and that his service as a member of the Board following such termination would be deemed to satisfy the service vesting requirements under his outstanding equity awards. Mr. Angel will not be eligible to receive equity awards for his service as a member of the Board until his outstanding equity awards are fully vested.

Pursuant to the terms of Mr. Angel’s employment agreement, if the Company or Mr. Angel terminates his employment agreement for any reason other than for “Cause”, Mr. Angel will be entitled to his salary, bonus and other benefits for the applicable Notice Period. The Notice Period in Mr. Angel’s employment agreement is six months. In the event of termination other than for “Cause”, Mr. Angel will also be entitled to an assignment of his “executive manager’s insurance policy” and funds accumulated under such policy based on deductions from his base salary, and a payment of the difference, if any, between the sums accumulated under such policy on account of his severance pay, and the amount of severance pay to which he is entitled based on his monthly base salary at the time of termination multiplied by the number of years he has been employed by the Company or Ormat Systems.

Mr. Angel is entitled to change of control payments if within two months prior to or twelve months following the occurrence of a “Change of Control”, his employment is terminated by the Company other than for “Cause” or if he resigns for “Good Reason”. In either of these events, Mr. Angel’s Notice Period will be twelve months instead of six months, and all options and SARs granted to Mr. Angel will be accelerated and will become fully vested and exercisable (or payable) as of the date of the “Change of Control” (in the event the termination or resignation occurred prior to or at the date of the “Change of Control”) or as of the termination date (in the event the termination or resignation occurred after the date of “Change of Control”). The Company will also be required to pay him any compensation to which he is entitled during the extended Notice Period.

On November 7, 2017 the Compensation Committee and our Board  approved certain changes to “Change of Control” as defined in Mr. Angel’s employment agreement and as of December 1, 2017 “Change of Control” applicable for Mr. Angel and Mr. Blachar is defined as the consummation of any of the following events, in a single transaction or in a series of related transactions: (i) the acquisition of the Company by another person(s) or entity by means of a merger, reorganization, consolidation, or similar event in which such person(s)  will hold, immediately after such acquisition, more than 50% of the outstanding voting power of the Company, the acquiring, resulting or surviving corporation; or (ii) the sale of all or substantially all of the assets of the Company (on a consolidated basis) to another entity (except an entity that is one of the Company’s subsidiaries or affiliates or affiliated with any of the Company’s then-current principal stockholders). The term “Change of Control” excludes any transaction or series of related transactions that are part of an internal voluntary reorganization and/or restructuring of the Company and/or its subsidiaries and affiliates that does not involve the acquisition of control by a third party not affiliated with the Company, its subsidiaries and affiliates, such as a change in the state of incorporation of the Company and/or acquisition by the Company of its own shares from any person.

“Good Reason” is defined in Mr. Angel’s employment agreement as (i) a reduction in salary or diminution of Mr. Angel’s annual bonus opportunity; (ii) diminution in authority, responsibilities or duties; (iii) diminution in the budget over which Mr. Angel has authority; (iv) an adverse change in reporting responsibilities; (v) relocation of Mr. Angel’s main office; and (vi) any other breach of the employment agreement.

“Cause” is defined in Mr. Angel’s employment agreement as (i) any of the reasons mentioned in Sections 16-17 of the Israel Severance Pay Law, 1963; (ii) conviction for any felony involving moral turpitude or affecting the Company or its affiliates (including a plea of guilty or no contest); (iii) conviction for the embezzlement of the Company’s or its affiliates funds or an attempt to do so; (iv) conduct by Mr. Angel that constitutes gross misconduct or gross neglect of his duties to the Company or its affiliates, as well as any breach of Mr. Angel’s fiduciary duties to the Company or its affiliates; and (v) breach of any material term of the employment agreement; provided that such breach was not cured (if capable of being cured) by Mr. Angel within 14 days following written notice thereof.

Doron Blachar.  In the event of a “Change of Control” as defined above, all options, SARs and RSU granted to Mr. Blachar will be accelerated and will become fully vested and immediately exercisable (or payable). If Mr. Blachar’s employment is terminated for any reason, he will be entitled to receive any unpaid annual bonus in respect of any completed fiscal year that has ended on or prior to the termination date. Additionally, subject to achievement of any applicable performance conditions, Mr. Blachar will be entitled to receive the annual bonus that would otherwise have been earned in respect of the fiscal year in which termination occurs, prorated to the termination date. The Company is required to make such payments on the days on which they would have otherwise been made had no termination occurred and in no event later than two and a half months after the last day of the fiscal year in which termination occurred.

Shlomi Argas.  In the event of a “Change of Control” as defined above, all options, SARs and RSU granted to Mr. Argas will be accelerated and will become fully vested and immediately exercisable (or payable).

We believe that the change in control provisions in the employment agreements for our executives are appropriate to help ensure that, if a change in control occurs, our executives can act in the best interest of all our stockholders without concern for the uncertainty and without the distraction that would result from the effects a change in control could have on our executives’ personal interests. We believe the purpose of these change in control provisions is to protect our NEOs from termination of employment that frequently occurs upon a change in control, rather than to provide a payment when the change in control occurs even though the NEO’s employment is continued. We also believe that the level of post-termination payments for our NEOs is competitive and appropriate.

Except as set forth above, our executives do not have specific change in control payment provisions in their employment agreements (however, see above with respect to acceleration of vesting of equity-based awards). All of our executives are entitled to salary and payment of other compensation during the relevant notice period.

Certain of our executive officers are based in Israel on a full-time or part-time basis, and thus are also entitled to lump sum severance pay amounting to their last monthly salary multiplied by the number of years of their service for the Company under Israeli law. Our executive officers are also entitled to payments under our defined contribution plan. The employment agreements of our current executive officers do not include non-compete or non-solicitation provisions, with the exception of the employment agreements of Mr. Angel, Mr. Blachar, Mr. Argas and Mr. Kattan.

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below. The Company does not provide excise tax gross-ups for change in control payments. There is no distinction in the calculation of the termination payments due to our executives in the event of termination without cause or termination upon a change in control, except in the case of our CEO, whose payments and benefits upon termination are described under “Potential Payments upon Termination or Change in Control” above. The amounts have been calculated based on the assumption that the termination occurred on December 31, 2019.

Name	Termination without Cause ($)	Change in Control ($)
Isaac Angel	638,081	6,126,595
Doron Blachar	369,592	1,111,084
Zvi Krieger	585,223	585,223
Shlomi Argas	736,803	2,147,546
Hezi Kattan	139,944	139,944

PAY RATIO

Our CEO, Isaac Angel, had fiscal year 2019 total compensation of $1,660,687, as reflected in the Summary Compensation Table included in this Proxy Statement. We estimate that the median of the annual total compensation of all Ormat employees for the year ended December 31, 2019, except our CEO, was $65,700. As a result, Mr. Angel’s annual total compensation was approximately 25 times that of the median annual total compensation of all employees.

Identifying the Median Employee

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for employees other than our CEO included salary, social benefits, health insurance and cash bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the U.S., annual total compensation included salary, health insurance (employer’s portion) and 401(k) (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than the U.S. and Israel, annual total compensation included salary, bonus and social benefits. Equity awards were included in the calculation of annual total compensation.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

DIRECTOR COMPENSATION

Cash Compensation

The cash compensation of our non-employee directors is as follows:

•	Base annual retainer of $60,000 as fees related to their service on our Board.

•	Board and committee meeting fees are subject to an aggregate $35,000 cap, regardless of the number of meetings such director attends. The fees include:

-	$2,500 per day for each in-person Board meeting attended; $500 per day for each telephonic Board meeting attended; and $1,000 per day for telephonic participation in an in-person Board meeting.

-	$1,500 per day for each in-person committee meeting attended and $500 per day for each telephonic committee meeting attended.

•
The Chairs of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Investment Committee receive supplemental annual cash retainers of $15,000, $10,000, $10,000 and $10,000, respectively, none of which are subject to the $35,000 cap.

•
The non-employee Chairman of the Board receives a supplemental annual retainer with an aggregate value of $100,000, consisting of a $40,000 cash retainer and equity compensation with a value of $60,000, as further described below.

•	We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

Equity Compensation

The Company customarily grants the annual award of equity compensation to its non-employee directors in November of each year.

On November 7, 2019 each of our directors was granted annual equity incentive compensation with an aggregate value of $120,000 and a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of our Common Stock on the next business day following the date of grant. Mr. Koyanagi and Mr. Nishigori declined the grant of, and thus were deemed never to have acquired, the RSUs and the award of RSUs was subsequently cancelled for no value.  Mr. Freeland, the Chairman of our Board, was granted, as described above, an additional equity award with an aggregate value of $60,000 with a target value mix of 80% RSUs and 20% SARs, with the actual number of RSUs and SARs based on the closing price of our Common Stock on the next business day following the date of grant.

The following table sets forth the total compensation paid to each member of our Board during the year ended December 31, 2019:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($)(1)	Options Awards ($)(2)	Total ($)
Ravit Barniv	103,500	96,000	24,000	223,500
Dan Falk	110,000	96,000	24,000	230,000
Todd C. Freeland	140,000	144,000	36,000	320,000
David Granot	105,000	96,000	24,000	225,000
Stan H. Koyanagi	- (3)	- (3)	24,000	24,000
Yuichi Nishigori	- (3)	- (3)	24,000	24,000
Dafna Sharir	81,500	96,000	24,000	201,500
Stanley B. Stern	90,000	96,000	24,000	210,000
Byron Wong	87,000	96,000	24,000	207,000

(1)
Represents the grant date fair value of RSU awards based on Ormat’s closing stock price on the next day of business following the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting.

(2)	Represents the grant date fair value of SARs awards. For a discussion of the assumptions used in reaching this valuation, see footnote 3 to the Summary Compensation Table above.

(3)	Mr. Koyanagi and Mr. Nishigori elected to forego the cash retainer and the RSU awards to which members of our Board are entitled for 2019.

The following table provides a summary of the aggregate number of unexercised SARs and unvested RSUs outstanding for each of our non-employee directors as of December 31, 2019.

Name	Unexercised Options Outstanding	Unexercised SARs Outstanding	Unvested RSUs Outstanding
Ravit Barniv	-	4,192	1,256
Dan Falk	-	4,192	1,256
Todd C. Freeland	7,500	4,996	1,815
David Granot	-	4,192	1,256
Stan H. Koyanagi	7,500	2,831	-
Yuichi Nishigori	7,500	2,831	-
Dafna Sharir	-	3,603	1, 256
Stanley B. Stern	15,000	4,192	1,256
Byron Wong	7,500	2,831	1,256

TRANSACTIONS WITH RELATED PERSONS

On May 4, 2017, the Company entered into a commercial cooperation agreement (the “CCA”), a registration rights agreement (the “RRA”) and the Governance Agreement (collectively, the “Transaction Agreements”) with ORIX in connection with the ORIX Transaction. The Transaction Agreements became effective upon the closing of the ORIX Transaction on July 26, 2017.

Commercial Cooperation Agreement

Pursuant to the Commercial Cooperation Agreement, the Company and its affiliates have an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, subject to certain limitations. The Company and its affiliates also have the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, (ii) have an expected generating capacity of greater than 15 MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent. Subject to certain limitations, ORIX and its affiliates must use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15 MW or less. Furthermore, ORIX must use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time.

The Commercial Cooperation Agreement will be suspended during any period in which ORIX and its affiliates cease to own, collectively, at least 13% of the voting power of all of our outstanding Common Stock or other securities entitled to vote generally for the election of directors to the Board. During any such period, neither the Company nor ORIX will have any obligations under the Commercial Cooperation Agreement nor will they be liable for any claims under the Commercial Cooperation Agreement that arise during such period.  The Commercial Cooperation Agreement may not be terminated except (i) by mutual agreement of the Company and ORIX, (ii) on the effective date of termination of the Governance Agreement (other than a termination resulting from the breach thereof by ORIX or its affiliates), (iii) in the event of an uncured event of default or (iv) upon certain bankruptcy or insolvency events with respect to any of the parties thereto.

Governance Agreement

The Governance Agreement sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to our Board, the composition of Board Committees and voting with respect to matters submitted to a vote of the stockholders of the Company. The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire our securities in excess of certain thresholds.

Pursuant to the Governance Agreement, the Company (i) appointed the three directors designated by ORIX to our Board to fill the vacancies created by the resignation of three of the Company’s former directors from the Board upon the closing of the ORIX Transaction and (ii) increased the size of the Board to nine directors and appointed the Independent Director to our Board.  See “Corporate Governance—Overview” above for additional information concerning ORIX’s and the Company’s rights to designate director nominees for election to our Board and appointment to Board Committees pursuant to the Governance Agreement.

Under the Governance Agreement, the Company and our Board must cause each director nominee designated by ORIX and the Independent Director to be included in management’s slate of nominees for election as a director at each annual or special meeting of stockholders of the Company at which directors are to be elected. The Company must also use reasonable best efforts to cause the election of each such director nominee and Independent Director and, in the event any such director nominee or Independent Director fails to be elected or, following election, ceases to be a director for any reason, ORIX has the right to designate replacement director nominees or fill the vacancy on our Board, as applicable, subject to approval by the Company. The Governance Agreement also provides that ORIX will vote or cause to be voted all securities beneficially owned by ORIX and its affiliates in favor of the election of all director nominees nominated by the Nominating and Corporate Governance Committee, and ORIX will not take, alone or in concert with others, any action to remove or oppose any director or director nominee nominated by the Nominating and Corporate Governance Committee.

The Governance Agreement also restricts ORIX and its affiliates from taking certain actions during the period that began upon the closing of the ORIX Transaction on July 26, 2017 and ends on the later of the third anniversary of such closing and the date on which ORIX is no longer entitled to nominate any directors to our Board (the “Standstill Period”), including:

•
beneficially owning, individually or as part of a group, any class or series of voting securities of the Company in excess of 30% of the aggregate amount of the then-outstanding voting securities of such class or series;

•
engaging in any “solicitation” of “proxies” (as those terms are defined under Regulation 14A under the Exchange Act) relating to the election of directors with respect to the Company, becoming a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect directors not nominated by our Board or otherwise seeking to influence any person or group with respect to the voting of any voting securities of the Company other than with respect to ORIX’s director nominees;

•	voting in favor of or otherwise supporting any transaction that would result in a Change of Control (as defined in the Governance Agreement) of the Company, if the transaction is opposed by our Board;

•
making any public request or proposal seeking to have the Company waive or make amendments to our organizational documents in a manner that would either impede or facilitate a Change of Control of the Company; and

•	making any public request or proposal that the Company effect any material change to its dividend policy.

Such restrictions will be suspended upon certain events, including, but not limited to, the Company’s entering into a definitive agreement providing for a transaction that would result in a Change of Control.

During the Standstill Period, ORIX is also required to vote or cause to be voted, on any action to be taken by the Company’s stockholders, in proportion to votes cast by all the stockholders of the Company (other than ORIX and its affiliates), all voting securities of the Company representing in excess of 25% of the outstanding voting power of the Company.

The Governance Agreement grants ORIX preemptive rights in the event of certain issuances of securities by the Company, as well as information rights with respect to the Company’s business, operations, finances, personnel and prospects, upon ORIX’s reasonable request, but in no event more than once during any twelve-month period.

The Governance Agreement will terminate or may be terminated as follows:

•	at the time ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company;

•	upon the mutual written agreement of the Company and ORIX;

•	by ORIX, upon a material breach by the Company of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by the Company; or

•	by the Company, upon a material breach by ORIX of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by ORIX.

On April 14, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitates the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020.  Pursuant to the Amendment:

•
ORIX agreed to take such action as is necessary to procure that at least a majority of the directors designated by ORIX consent to increase the number of directors on Board of Directors to a maximum of ten directors, effective on the date of the Company’s annual general meeting in 2020; subject to any such expansion solely being made solely for the purpose of the Company’s current CEO, Isaac Angel and no other party, serving on the Board of Directors as an additional director to those currently serving.

•
The Company agreed to take all such steps as are necessary to ensure that only nine or fewer individuals (inclusive of the directors designated by ORIX) are nominated for approval at its annual general meeting to occur in 2021.

•
The Company agreed that in the event that it has not convened and completed its annual meeting in 2021 on or prior to a date that is 15 months from the date of the Annual Meeting and the number of directors exceeds nine (inclusive of the directors designated by ORIX), the Chair of the Board of Directors shall at the earliest time practicable convene a special meeting of the Board of Directors to take any and all such action as is necessary to reduce the size of the Board to no more than nine directors (including the directors designated by ORIX) with immediate effect.

Registration Rights Agreement

The Registration Rights Agreement provides, among other things, that ORIX may, at any time, request that the Company file a registration statement with the SEC in order to permit a public offering and sale of Company securities held by ORIX. ORIX may exercise such demand registration rights twice, provided that ORIX will be entitled to exercise such demand registration rights a third time in the event the Company includes shares for its own account or other selling stockholders in an offering pursuant to either of the first two demand registrations.  ORIX may not exercise such demand registration rights less than 120 days following the effective date of a registration statement filed by the Company in respect of such demand registration rights or any other registration of securities held by ORIX.  The Registration Rights Agreement also provides that if at any time the Company proposes to file a registration statement with the SEC in connection with any public offering of its common stock, ORIX will be permitted to require the Company to include the securities held by ORIX in such registration.  At least 5 business days before the Company files any registration statement registering securities held by ORIX or any related prospectus, or any amendment or supplement thereto, the Company must furnish to ORIX for review copies of all documents proposed to be filed and include in such documents reasonable changes as ORIX and the Company may agree should be included.

Review, Approval or Ratification of Transactions with Related Persons

The Company recognizes that transactions between the Company and any of our executive officers, directors or beneficial holders of more than 5% of our capital stock or their respective immediate family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders.  Therefore, as a general matter, and in conformance with the Company’s Code of Business Conduct and Ethics and financial reporting policies and procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

Pursuant to our By-Laws, the Audit Committee shall review and approve related party transactions in excess of certain dollar thresholds set forth in SEC rules and regulations and the NYSE listing standards. To facilitate such review and approval, the Company has adopted procedures which requires the executive officer or director initiating a related party transaction to prepare (i) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (ii) a preliminary draft agreement, which memorandum and preliminary draft agreement are then provided to the Company’s Disclosure Committee for review. The Disclosure Committee, comprised of our CFO, General Counsel, Corporate Secretary, VP and Corporate Controller, and VP Corporate Finance and Investor Relations, reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, our Board, and/or the stockholders. In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, our Board, and/or the stockholders, as applicable. A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, our Board, and/or the stockholders determine in good faith. In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arm's length transactions of a similar nature according to prevailing market terms and conditions, where such comparisons are available and appropriate.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2019.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation plans approved by security holders	5,000,000*	$52.10	3,584,485†
Equity Compensation plans not approved by security holders		—	—
Total	5,000,000*	$52.10	3,584,485†

___________

*
Stock options, SARs and RSUs were issued pursuant to the 2012 Incentive Compensation Plan (the “2012 ICP”) and the 2018 Incentive Compensation Plan that was approved at the 2018 Annual Stockholders Meeting (The “2018 ICP”) . Shares of our Common Stock to be issued upon exercise of these equity awards are registered on our Registration Statement on Form S-8 covering 4,000,000 shares filed with the SEC on May 18, 2012 and our Registration Statement filed with the SEC on May 8, 2018 covering 5,000,000 shares.

†
Following the approval at the 2018 Annual Meeting of Stockholders of our 2018 ICP no further awards will be granted under the 2012 ICP, though there are still unexercised options outstanding under the 2012 ICP.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders.  If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and amendments thereto are also available at our website, as described above.  If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (775) 356-9029.

Stockholder Proposals for 2021 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2021 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2021 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 23, 2020, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2021 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2020 Annual Meeting of Stockholders, unless the date of the 2021 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2020 Annual Meeting of Stockholders. For the Company’s 2021 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 3, 2021 and no later than March 5, 2021. If the date of the 2020 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2020 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2021 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2021 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6140 Plumas St., Reno, Nevada 89519.

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Isaac Angel, Chief Executive Officer, Doron Blachar, President and Chief Financial Officer, Hezi Kattan, General Counsel and Chief Compliance Officer and Etty Rosner, Vice President and Corporate Secretary, and each of them, as proxies, each with full power of substitution, to represent the signers and vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on April 6, 2020 at the Annual Meeting of Stockholders to be conducted via live audio webcast, 9:30 AM EDT, at https://web.lumiagm.com/251938693 Password: ormat2020, and at any adjournment or postponement thereof.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting https://web.lumiagm.com/251938693 Password: ormat2020.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

June 3, 2020 9:30 AM EDT

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

↓ Please detach along perforated line and mail in the envelope provided ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of each Director nominee and “FOR” proposals 2 and 3.		1.	Election of Directors.
				FOR	AGAINST	ABSTAIN
			(A) Isaac Angel	☐	☐	☐
			(B) Ravit Barniv	☐	☐	☐
			(C) Albertus Bruggink	☐	☐	☐
			(D) Dan Falk	☐	☐	☐
			(E) David Granot	☐	☐	☐
			(F) Stan H. Koyanagi	☐	☐	☐
			(G) Dafna Sharir	☐	☐	☐
			(H) Stanley B. Stern	☐	☐	☐
			(I) Hidetake Takahashi	☐	☐	☐
			(J) Byron G. Wong	☐	☐	☐

		2.	To ratify the Kesselman Kesselman, a member firm of PricewaterhouseCoopers International Limited as independent registered public accounting firm of the Company for 2020.	☐	☐	☐

		3.	To approve, in a non-binding, advisory vote, the compensation of our named executive officers.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
	☐	Note: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjustment or postponement thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.